                                                                     EXHIBIT 4.2

SALE OF BUSINESS AGREEMENT
PACIFIC BRANDS - AUSTRALIA

Pacific Dunlop Limited
Textile Industrial Design and Engineering Pty Ltd
Union Knitting Mills Pty Ltd
Boydex International Pty Ltd
Foamlite (Australia) Pty Ltd
Vita Pacific Pty Ltd
PD Licensing Pty Ltd
Niblick Pty Ltd
Cliburn Investments Pty Ltd

and

Pacific Brands Holdings Pty Ltd
Pacific Brands Footwear Pty Ltd
Pacific Brands Sport & Leisure Pty Ltd
Pacific Brands Clothing Pty Ltd
Pacific Brands Household Products Pty Ltd
PB Holdings NV

[LOGO OF FREEHILLS]

101 Collins Street Melbourne Victoria 3000 Australia
Telephone 61 3 9288 1234 Facsimile 61 3 9288 1567
www.freehills.com.au DX240 Melbourne

SYDNEY MELBOURNE PERTH CANBERRA BRISBANE HANOI HO CHI MINH CITY SINGAPORE Correspondent Offices JAKARTA KUALA LUMPUR

Liability limited by the Solicitors' Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

Reference NJW:BAE

TABLE OF CONTENTS
Clause                                                                          Page
1  Definitions and interpretation                                                  2

   1.1   Definitions                                                               2
   1.2   Interpretation                                                            9
   1.3   Business Day                                                             10
   1.4   The Seller                                                               10
   1.5   The Buyer                                                                11
   1.6   Conflict                                                                 12

2  Sale and purchase                                                              12

   2.1   Sale of Business Assets                                                  12
   2.2   Excluded Assets                                                          12

3  Purchase Price                                                                 12

   3.1   Purchase Price                                                           12
   3.2   Apportionment                                                            13
   3.3   Payments at Completion                                                   13
   3.4   Final payment                                                            13

4  Completion                                                                     13

   4.1   Date for Completion                                                      13
   4.2   Delivery of documents executed by Seller                                 13
   4.3   Delivery of documents executed by third parties                          15
   4.4   Delivery of Business Records and documents of title                      15
   4.5   Buyer's obligations at Completion                                        15
   4.6   Title                                                                    15
   4.7   Effective Time                                                           15
   4.8   Interdependency                                                          16
   4.9   Seller obligations post Completion - Intellectual Property Rights        16

5  Payments in advance and outgoings                                              17

   5.1   Advance payments                                                         17
   5.2   Outgoings                                                                17
   5.3   Quantification                                                           17

6  Liabilities                                                                    17

   6.1   Seller's responsibility - Liabilities                                    17
   6.2   Quotations, tenders and orders                                           17
   6.3   Buyer's responsibility - Accepted Liabilities                            18
   6.4   Reimbursement to Seller                                                  18
   6.5   Indemnity                                                                18
   6.6   Management of Accepted Claims                                            18

                                                       Australia Asset Agreement

7  Receivables                                                                    19

   7.1   Collection by Buyer                                                      19
   7.2   Accounting for Receivables                                               19
   7.3   Payment on account                                                       19
   7.4   Buyer to provide information                                             20
   7.5   Other debts owed to Seller                                               20

8  Contracts, Assets Leases, Property Leases                                      20

   8.1   Transfer of Contracts, Assets Leases and Property Leases                 20
   8.2   Obligations pending transfer                                             20
   8.3   Use or occupation pending transfer                                       21
   8.4   Failure to transfer                                                      21
   8.5   Letters of Credit                                                        22

9  Employees                                                                      22

   9.1   Offer of employment by Buyer                                             22
   9.2   Employment terms and conditions                                          22
   9.3   Best endeavours                                                          22
   9.4   Termination by Seller                                                    22
   9.5   Payment and indemnity by Buyer for Employment Benefits                   23
   9.6   Allowance for Employee Leave Benefits                                    23
   9.7   Restriction                                                              23
   9.8   Indemnity by Seller                                                      23

10 Superannuation                                                                 24

   10.1  Definitions                                                              24
   10.2  Buyer as Associated Employer                                             25
   10.3  Membership of Buyer's Fund - Existing Members                            26
   10.4  Payment of Accrued Benefit Values                                        27
   10.5  Calculation of Accrued Benefit Values                                    27
   10.6  Successor Fund Agreement                                                 28
   10.7  Calculation of Superannuation Amount                                     29
   10.8  Acknowledgments                                                          29
   10.9  External Funds                                                           29
   10.10 Contributions by Associated Employer                                     30
   10.11 Undertakings by Buyer and Seller                                         30
   10.12 Indemnity                                                                31

11 Release of guarantees                                                          31

12 Period before Completion                                                       31

   12.1  Carrying on Business                                                     31
   12.2  Access                                                                   32

13 After Completion                                                               32

   13.1  Supply of after-sales service                                            32
   13.2  Reconciliation for returned goods                                        33
   13.3  Supplier's Warranties                                                    33

                                                       Australia Asset Agreement

   13.4  Access by Seller                                                         33
   13.5  Access to Excluded Records by Buyer                                      33
   13.6  Tax returns                                                              33

14 Strategic Investment Programme                                                 33

15 Competition                                                                    34

   15.1  Undertaking                                                              34
   15.2  Acquisition of interests in competing businesses                         34
   15.3  Exclusion from restraint                                                 34
   15.4  Related Corporations                                                     35
   15.5  Severability                                                             35

16 Warranties                                                                     35

17 Limitation of liability                                                        35

   17.1  Co-ordination Agreement                                                  35
   17.2  Specific exclusions - Freehold  Properties                               35
   17.3  Disclosure statements                                                    37
   17.4  Property Covenants                                                       37
   17.5  Transfer of Sunnybank Hills Property                                     37
   17.6  Obligations pending transfer - Sunnybank Hills Property                  38
   17.7  Use or occupation pending transfer/failure to transfer                   38

18 GST                                                                            39

   18.1  Supply of a going concern                                                39
   18.2  GST pass-on                                                              39

19 Guarantee and indemnity - Seller                                               40

   19.1  Guarantee                                                                40
   19.2  Indemnity                                                                40
   19.3  Extent of guarantee and indemnity                                        40
   19.4  Continuing guarantee and indemnity                                       40
   19.5  Warranties of the Guarantor                                              40
   19.6  Rights                                                                   41

20 Guarantee and indemnity - Buyer                                                41

   20.1  Guarantee                                                                41
   20.2  Indemnity                                                                41
   20.3  Extent of guarantee and indemnity                                        41
   20.4  Continuing guarantee and indemnity                                       42
   20.5  Warranties of the Guarantor                                              42
   20.6  Rights                                                                   42

Schedule 1 - Warranties                                                           43

Schedule 2 - Disclosure Schedule                                                  57

Schedule 3 - Employees                                                            58

                                                       Australia Asset Agreement

Schedule 4 - Intellectual Property Rights                                         59

Schedule 5 - Contracts and Assets Leases                                          63

Schedule 6 - Statutory Licences                                                   67

Schedule 7 - Leased Properties                                                    68

Schedule 8 - Plant and Equipment                                                  69

Schedule 9 - Letters of Credit                                                    72

Schedule 10 - Freehold Properties                                                 73

Schedule 11 - Accepted Liabilities                                                74

Schedule 12 - Guarantees                                                          75

Schedule 13 - External Funds                                                      76

Annexure A - Assignment of Trademarks

Annexure B - Assignment of Contracts and Asset Leases

Annexure C - Assignment of Property Leases

Annexure D - [Not used]

Annexure E - Trade Mark Relationship Agreement

Annexure F - Successor Fund Agreement

                                                       Australia Asset Agreement

THIS BUSINESS SALE AGREEMENT

          is made on            2001 between the following parties:

          1.   Pacific Dunlop Limited
               ABN 89 004 085 330
               (Guarantor)

          2.   Textile Industrial Design and Engineering Pty Ltd
               ABN 79 000 283 198

          3.   Union Knitting Mills Pty Ltd
               ABN 38 006 752 021

          4.   Boydex International Pty Ltd
               ABN 81 004 441 758

          5.   Foamlite (Australia) Pty Ltd
               ABN 89 001 595 017

          6.   Vita Pacific Pty Ltd
               ABN 65 004 919 171

          7.   PD Licensing Pty Ltd
               ABN 67 006 599 131

          8.   Niblick Pty Ltd
               ABN 80 006 049 172

          9.   Cliburn Investments Pty Ltd
               ABN 69 006 298 246

               all of Level 3, 678 Victoria Street, Richmond, Victoria, 3121 (parties 1 to 9 collectively, Seller)

          10.  Pacific Brands Holdings Pty Ltd
               ACN 098 704 646

          11.  Pacific Brands Footwear Pty Ltd
               ACN 098 742 628

          12.  Pacific Brands Sport & Leisure Pty Ltd
               ACN 098 742 708

          13.  Pacific Brands Clothing Pty Ltd
               ACN 098 742 655

          14.  Pacific Brands Household Products Pty Ltd
               ACN 098 742 584

               all c/- Minter Ellision, 88 Phillip Street, Sydney, New South Wales 2000 (parties 10 to 14 collectively, Buyer)

          15.  PB Holdings NV
               of 1170 Brussels, Terhulpsesteenweg 166

RECITALS

          A.   The Seller is the owner of the Business Assets.

                                                       Australia Asset Agreement

          B. The Seller has agreed to sell and the Buyer has agreed to buy the Business Assets.

          C. The Guarantor agrees to guarantee the performance by the Seller of its obligations pursuant to this agreement.

          D. The Buyer Guarantor agrees to guarantee the performance by the Buyer of its obligations pursuant to this agreement.

The parties agree

          in consideration of, among other things, the mutual promises contained in this agreement:

1   DEFINITIONS AND INTERPRETATION

    1.1   DEFINITIONS

          In this agreement:

          Accepted Claims has the meaning given in clause 6.3;

          Accepted Liabilities means:

          (a) those trade and other Liabilities arising in relation to the ownership of the Business Assets or operation of the Business before the Effective Time:

               (1) and which are provided for in the Completion Statement, including but not limited to any Intra Group Liability;

               (2) which constitute the amount of any payment to a trade creditor of the Seller the subject of an unpresented cheque of the Seller as at the Effective Time (not including any Inter Group Liability), provided that the relevant cheque account is assumed by the Buyer; and

          (b)  the Liabilities as described in schedule 11,

          but excluding the Liability assumed by the Buyer pursuant to clause
          9.6 and any Inter Group Liability;

          Accounting Standards has the meaning given to that term in the Co-ordination Agreement;

          Adjustment Note includes any document or record treated by the Commissioner of Taxation as an adjustment note or as enabling the claiming of an input tax credit for which an entitlement otherwise arises;

          Apportionment Statement has the meaning given to that term in the Co-ordination Agreement;

          Assets Leases means all leases, hire purchase agreements, conditional purchase agreements and other hiring arrangements to which the Seller is party in relation to assets used in the Business including, but not limited to, those listed in part 2 of schedule 5 and any leases, agreements or arrangements entered into by the Seller between the date of this agreement and the Effective Time, but excludes the Property Leases;

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                                                       Australia Asset Agreement

          Authorisation means any consent, registration, agreement, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency;

          Bid Accounts has the meaning given to that term in the Co-ordination Agreement;

          Business means the business carried on by the Seller in Australia (excluding the business carried on by Bonds Industries Pty Ltd) comprising the manufacture, marketing, sale and distribution of:

          (a) clothing and related apparel including socks, underwear and intimate and outerwear garments;

          (b) foam, polyester fibre, mattresses and bedding accessories and products;

          (c)  footwear; and

          (d) sporting and leisure equipment and related apparel and footwear and workwear;

          Business Assets means the following assets:

          (a)  the Assets Leases;

          (b)  the Business Records;

          (c)  the Contracts;

          (d)  the Freehold Properties;

          (e)  the Goodwill;

          (f)  the Included Cash;

          (g)  the Intellectual Property Rights;

          (h)  the Plant and Equipment;

          (i)  the Property Leases;

          (j)  the SIP Receivable;

          (k)  the Statutory Licences; and

          (l)  the Stock,

          and any asset, right or future economic benefit used in or relating to exclusively, the Business, but excludes the Excluded Assets;

          Business Day means a day on which banks are open for business in Melbourne, Sydney and Auckland excluding a Saturday, Sunday or a public holiday;

          Business Records means, to the extent relating to the Business, the Seller's customer lists and supplier lists, records of the Intellectual Property Rights, Assets Leases, Contracts, Statutory Licences and Property Leases, records of Accepted Liabilities and records of Transferring Employees and of their Employment Benefits;

          Buyer Guarantor means Pacific Brands Holdings Pty Ltd and PB Holdings NV;

                                                       Australia Asset Agreement

          Claim means any claim or cause of action (including, but not limited to, in contract, in tort or under statute) in respect of this agreement, the Business or any of the Business Assets;

          Clothing Business means that part of the Business relating to clothing and related apparel including socks, underwear and intimate and outerwear garments (excluding clothing and related apparel which relates to the Sport & Leisure Business);

          Completion means completion of the sale and purchase of the Business Assets under clause 4;

          Completion Date has the meaning given to that term in the Co-ordination Agreement;

          Completion Statement means the statement to be prepared in relation to the Business as at the Effective Time pursuant to the Co-ordination Agreement;

          Conditions has the meaning given to that term in the Co-ordination Agreement;

          Contracts means the agreements (including for the avoidance of doubt Intellectual Property Licences) to which the Seller is a party to the extent they relate to the Business and which are, wholly or partly, executory as at the Effective Time, including, but not limited to, those listed in part 1 of schedule 5, but excludes:

          (a)  the Assets Leases;

          (b)  the Property Leases; and

          (c) any agreements to the extent they relate to Excluded Assets or Liabilities which are not Accepted Liabilities or which are not otherwise assumed by the Buyer under this agreement;

          Co-ordination Agreement means the co-ordination agreement executed on the same day as this agreement by, among others, the Seller and the Buyer;

          Data Room has the meaning given to that term in the Co-ordination Agreement;

          Disclosure Schedule means schedule 2 to this agreement which contains disclosures in relation to the Seller's Warranties;

          Dollars, A$ and $ means Australian dollars, unless otherwise specified;

          Duty means any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes any Tax;

          Effective Time has the meaning given to that term in the Co-ordination Agreement;

          Employees means an employee of the Seller listed in schedule 3 who is still employed in the Business as at the Completion Date and any person who becomes an employee of the Seller in relation to the Business between the date of this agreement and Completion;

          Employee Leave Benefits means annual leave, leave loading, sick leave and long service leave;

                                                       Australia Asset Agreement

          Employment Benefits means Employee Leave Benefits and all wages, salary, remuneration, compensation and other benefits payable to the Employees by the Seller;

          Encumbrance means any mortgage, charge, lien, pledge (other than liens arising in the ordinary course of business by operation of law and title retention in respect of stock-in-trade);

          Environmental Law has the meaning given to that term in the Co-ordination Agreement;

          Environmental Liability has the meaning given to that term in the Co-ordination Agreement;

          Excluded Assets means the following assets of the Seller used in or arising out of the Business:

          (a) all cash including cash at hand or at bank, except for the Included Cash;

          (b)  the Receivables;

          (c) any amounts other than Receivables receivable by the Seller at any time in relation to ownership of the Business Assets before Completion including, but not limited to, in respect of any insurance claim;

          (d) the amount of any payment received or receivable under the SIP Scheme relating to any period up to 30 June 2001 to the extent that the amount of the payment exceeds an amount equal to the SIP Receivable;

          (e)  the Speeds Receivable;

          (f)  the Inter Group Receivables;

          (g)  the Excluded Records;

          (h) rights to the Licensed Trade Marks as defined in the Trade Mark Relationship Agreement and rights to the name Pacific Dunlop and any names likely to be confused with that name;

          (i) the benefit of any insurances held by the Seller or any Related Corporation of the Seller;

          (j)  any shares or other securities in any body corporate;

          (k)  the Foreign Exchange Contracts; and

          (l) goods and service sourcing contracts which apply, as well as to the Business, to other divisions and subsidiaries of Pacific Dunlop Limited;

          Excluded Records means those Business Records which the Seller is required by law to retain;

          Footwear Business means that part of the Business relating to footwear (excluding footwear which relates to the Sport & Leisure Business);

          Foreign Exchange Contracts means all foreign exchange hedging contracts entered by the Seller which relate exclusively to the Business which remain current as at Completion, details of which will be provided to the Buyer at Completion;

                                                       Australia Asset Agreement

          Freehold Properties means the land more particularly described in schedule 10 and the Sunnybank Hills Property;

          Goodwill means the Seller's goodwill relating exclusively to the Business;

          Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world;

          GST includes any replacement or subsequent similar tax;

          GST Act means A New Tax System (Goods and Services Tax) Act 1999
          (Cth);

          Guarantees means the guarantees and other letters of comfort and commitments of financial support given by the Seller and its Related Corporations in relation to the Business which remain in force at the date of this agreement, including but not limited to those listed in schedule 12;

          Guarantor means Pacific Dunlop Limited ABN 89 004 085 330 of Level 3, 678 Victoria Street, Richmond, Victoria 3121;

          Household Products Business means that part of the Business relating to foam, polyester fibre, mattresses and bedding accessories and products;

          Immediately Available Funds means cash or bank cheque;

          Included Cash means any cash of the Seller at the Effective Time, which is located at the Properties or in bank accounts assumed by the Buyer, which is identified in the Completion Statement;

          Intellectual Property Licences means all agreements under which the Seller has the right to use, but not ownership of, intellectual property used in connection with the Business details of which are set out in part 2 of schedule 4;

          Intellectual Property Rights means the rights and interests of the Seller to the extent they relate to the Business in all patents, utility models, copyrights, registered or unregistered trade marks or service marks, trade names, know-how, brand names, registered designs and any applications for any of the above, including but not limited to the Intellectual Property Licences and the other rights listed in schedule 4;

          Interest Rate means the average rate displayed on the Reuters Page BBSW for 90 day bank bills at 10:10 am Melbourne time applicable to each Business Day on which amounts are outstanding as confirmed by Westpac Banking Corporation and on the basis that for a day other than a Business Day the rate applicable to the last preceding Business Day will apply;

          Inter Group Debts means any amount owing (including, but not limited to, trade accounts payable and receivable):

          (a) by a Seller in its capacity as an entity carrying on part of the Business to a member of the PDL Group (except in that member's capacity as an entity carrying on any part of the Pacific Brands Business) (Inter Group Liability);

          (b) by a member of the PDL Group (except in its capacity as an entity carrying on any part of the Pacific Brands Business) to a Seller in its capacity as an entity carrying on part of the Business (Inter Group Receivable);

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                                                       Australia Asset Agreement

          Inter Group Liability has the meaning given in paragraph (a) of the definition of Inter Group Debts;

          Inter Group Receivable has the meaning given in paragraph (b) of the definition of Inter Group Debts;

          Intra Group Debts means any amount owing (including, but not limited to, trade accounts payable and receivable):

          (a) by a Seller in its capacity as an entity carrying on part of the Business to a member of the PDL Group in its capacity as an entity carrying on any part of the Pacific Brands Business) (Intra Group Liability);

          (b) by a member of the PDL Group in its capacity as an entity carrying on any part of the Pacific Brands Business to a Seller in its capacity as an entity carrying on part of the Business (Intra Group Receivable);

          Intra Group Liability has the meaning given in paragraph (a) of the definition of Intra Group Debts;

          Intra Group Receivable has the meaning given in paragraph (b) of the definition of Intra Group Debts;

          Leased Properties means the property the subject of the Property Leases, as described in schedule 7;

          Letters of Credit means such letters of credit procured by the Seller in respect of the purchase of stock-in-trade or plant and equipment in the Business and which are outstanding as at the Effective Time, as are listed in schedule 9;

          Liabilities means all accrued liabilities of the Seller in respect of the Business as at the Effective Time;

          Linked Transaction Agreements has the meaning given to that term in the Co-ordination Agreement;

          Loss includes any damage, loss, claim, action, liability, cost, expense, outgoing or payment;

          Novated Leases means the leases of motor vehicles used by Employees listed in part 2 of schedule 8;

          Officer means, in relation to a body corporate, a director or secretary of that body corporate;

          Pacific Brands Business has the meaning given to that term in the Co-ordination Agreement;

          Payment Date has the meaning given to that term in the Co-ordination Agreement;

          PDL Group means Pacific Dunlop Limited ABN 89 004 085 330 and its Related Corporations immediately before Completion;

          Plant and Equipment means the plant (including plant under construction), equipment, machinery, tools, furniture, fittings, spare parts, leasehold improvements and motor vehicles owned by the Seller as at the Effective Time and used exclusively in the Business including, without limitation, those listed in part 1 of schedule 8;

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                                                       Australia Asset Agreement

          Power means any right, power, authority, discretion or remedy conferred on the parties by this agreement or any applicable law;

          Properties means the Leased Properties and the Freehold Properties;

          Property Leases means the leases of real property listed in schedule
          7;

          Purchase Price means Purchase Price payable for the Business Assets calculated under clause 3;

          Receivables means the trade debts and any other debts or amounts owing acquired in carrying on the Business owed to the Seller at the Effective Time including, but not limited to:

          (a)  any Intra Group Receivable; and

          (b) the amount of any trade or other debt for which a payment has been received by the Seller but not credited to the Seller's bank accounts at the Effective Time, provided that the relevant cheque account is assumed by the Buyer, but not including the Speeds Receivable, any Inter Group Receivable or any amount relating to the SIP Scheme;

          Related Corporation means a "related body corporate" as that expression is defined in the Corporations Act;

          Residual Provision has the meaning given to that term in the Co-ordination Agreement;

          Restructuring Provision has the meaning given to that term in the Co-ordination Agreement;

          SIP Receivable means the portion of $5,000,000 receivable relating to the SIP Scheme as described in clause 9.1 (a)(1) of the Co-ordination Agreement, which relates to the Business;

          SIP Registrations means each of the registrations of Pacific Dunlop Limited and Union Knitting Mills Pty Ltd for the financial years ended 2001 and 2002 and of Boydex International Pty Ltd for the financial year ended 2001, under the SIP Scheme;

          SIP Scheme means the Textile, Clothing and Footwear Strategic Investment Program Scheme 1999 made under section 8 of the Textile, Clothing and Footwear Strategic Investment Program Act 1999 (Cwth);

          Speeds Receivable means all the Seller's rights in relation to the Current Speeds Receivable and Non Current Speeds Receivable as defined in the Co-ordination Agreement;

          Sport & Leisure Business means that part of the Business relating to sporting and leisure equipment and related apparel and footwear and workwear;

          Statutory Licences means all licences, consents, rights, permits and certificates owned by the Seller relating to any aspect of the Business issued by any governmental or regulatory authority or otherwise necessary for the operation of any of the Business Assets including but not limited to these items described in schedule 6;

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                                                       Australia Asset Agreement

          Stock means the stock of the Business owned by the Seller as at the Effective Time and includes, but is not limited to, any stock in transit, raw materials, components, work-in-progress, finished goods, packaging materials, promotional materials and consumables;

          Sunnybank Hills Property means the property registered in the name of Foamlite (Australia) Pty Ltd at 195 Jackson Road, Sunnybank Hills, Queensland;

          Tangible Assets means the assets leased or hired under the Assets Leases, the Plant and Equipment and the Stock;

          Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Governmental Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above but excludes Duty;

          Tax Invoice includes any document or record treated by the Commissioner of Taxation as a tax invoice or as enabling the claiming of an input tax credit for which an entitlement otherwise arises;

          Tax Law means any law of an Australian parliament relating to Tax;

          Trade Mark Relationship Agreement means the agreement annexed as Annexure E;

          Transferring Employee means an Employee who accepts the Buyer's offer of employment under clause 9.1;

          Transfers means the transfers of land to be delivered by the Seller pursuant to clause 4.2;

          Valuer has the meaning given to that term in the Co-ordination Agreement; and

          Warranties means in relation to the Buyer the representations and warranties in part A of schedule 1 and in relation to the Seller the representations and warranties in part B of schedule 1.

    1.2   INTERPRETATION

          In this agreement, headings and boldings are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

          (a) terms defined in the GST Act and not otherwise defined in this agreement have the same meaning in this agreement unless provided otherwise;

          (b)  words importing the singular include the plural and vice versa;

          (c)  words importing a gender include any gender;

          (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

          (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

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          (f)  a reference to a clause, party or schedule is a reference to a clause of, and a party and schedule to, this agreement and a reference to this agreement includes any schedule;

          (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

          (h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

          (i) a reference to a party to a document includes that party's successors and permitted assigns;

          (j) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

          (k) if a covenant, undertaking, representation, warranty, indemnity or agreement is made or given by two or more parties, that covenant, undertaking, representation, warranty, indemnity or agreement is made or given and binds those parties jointly and severally;

          (l) if a party comprises two or more persons, a covenant, undertaking, representation, warranty, indemnity or agreement made or given by that party binds those persons jointly and severally; and

          (m) a reference to 'best endeavours' is an obligation imposed on a party but does not require that party to pay any money or enter into any unreasonably onerous undertaking or obligation.

    1.3   BUSINESS DAY

          Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

    1.4   THE SELLER

          (a) In this agreement, a reference to the Seller is a separate reference to each of Pacific Dunlop Limited ABN 89 004 085 330, Textile Industrial Design and Engineering Pty Ltd ABN 79 000 283 198, Union Knitting Mills Pty Ltd ABN 38 006 752 021, Boydex International Pty Ltd ABN 81 004 441 758, Foamlite (Australia) Pty Ltd ABN 89 001 595 017, Vita Pacific Pty Ltd ABN 65 004 919 171, PD Licensing Pty Ltd ABN 67 006 599 131, Niblick Pty Ltd ABN 80 006 049 172 and Cliburn Investments Pty Ltd ABN 69 006 298 246 to the extent that, in the context of the reference, an entity so named holds rights or obligations in relation to the Business generally or owns a Business Asset.

          (b) In circumstances where a member of the PDL Group owns a Business Asset but that member is not expressly named as a Seller, the Guarantor must procure that any such member complies with any obligation under this agreement relating to that Business Asset.

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    1.5   THE BUYER

          (a) In this agreement, a reference to the Buyer is a separate reference to:

               (1) Pacific Brands Holdings Pty Ltd ACN 098 704 646, in the context of a reference to offers of employment to Employees and all related matters (including but not limited to superannuation obligations);

               (2) Pacific Brands Footwear Pty Ltd ACN 098 742 628, in the context of a reference to matters relating to the sale of the Business Assets, the assumption of the Accepted Liabilities and the collection of the Receivables, which Business Assets, Accepted Liabilities or Receivables relate to the Footwear Business;

               (3) Pacific Brands Sport & Leisure Pty Ltd ACN 098 742 708, in the context of a reference to matters relating to the sale of the Business Assets, the assumption of the Accepted Liabilities and the collection of the Receivables, which Business Assets, Accepted Liabilities and Receivables relate to the Sport and Leisure Business;

               (4) Pacific Brands Clothing Pty Ltd ACN 098 742 655, in the context of a reference to matters relating to the sale of the Business Assets, the assumption of the Accepted Liabilities and the collection of the Receivables, which Business Assets, Accepted Liabilities or Receivables relate to the Clothing Business; and

               (5) Pacific Brands Household Products Pty Ltd ACN 098 742 584, in the context of a reference to matters relating to the sale of the Business Assets, the assumption of the Accepted Liabilities and the collection of the Receivables, which Business Assets, Accepted Liabilities or Receivables relate to the Household Products Business.

          (b) Each of Pacific Brands Holdings Pty Ltd, Pacific Brands Footwear Pty Ltd, Pacific Brands Sport & Leisure Pty Ltd, Pacific Brands Clothing Pty Ltd and Pacific Brands Household Products Pty Ltd acknowledge:

               (1) for the avoidance of doubt, that the Business Assets, Accepted Liabilities and Receivables relating to each of the Footwear Business, Sport & Leisure Business, Clothing Business and Household Products Business constitute all of the Business Assets, Accepted Liabilities and Receivables;

               (2) that in the event of any doubt as to which Business Assets, Accepted Liabilities or Receivables relate to each of the 4 businesses making up the Business (ie the Footwear Business, the Sport & Leisure Business, the Clothing Business and the Household Products Business), the Buyer is responsible for any consequence; and

               (3) that the Seller is not liable for any Loss resulting from the way in which the Business Assets, Accepted Liabilities or Receivables are allocated between each of Pacific Brands Footwear Pty Ltd, Pacific Brands Sport & Leisure Pty Ltd, Pacific Brands Clothing Pty Ltd

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                    and Pacific Brands Household Products Pty Ltd as
                    contemplated by clause 1.5(a).

    1.6   CONFLICT

          If there is any conflict or inconsistency between anything contained in this agreement and anything contained in the Co-ordination Agreement, then the Co-ordination Agreement will prevail.

2   SALE AND PURCHASE

    2.1   SALE OF BUSINESS ASSETS

          Subject to the satisfaction or waiver of the Conditions in accordance with the Co-ordination Agreement, on Completion the Seller will sell and the Buyer will buy the Business Assets free of Encumbrances for the Purchase Price and the Buyer will assume the Accepted Liabilities.

    2.2   EXCLUDED ASSETS

          (a)  The Excluded Assets are excluded from the sale of the Business.

          (b) To the extent that any cash which is an Excluded Asset passes to the possession of the Buyer at Completion (which for the avoidance of doubt is not Included Cash), the Buyer will refund that cash to the Seller immediately it becomes aware of such cash or on demand by the Seller.

3   PURCHASE PRICE

    3.1   PURCHASE PRICE

          (a)  The Purchase Price is the total value of the Business Assets:

               (1) less the total value of the Accepted Liabilities (which for the avoidance of doubt, does not include the value of the items described in clauses 3.1(a)(4) and (5));

               (2) less the allowance referred to in clause 9.6 (Employee Leave Benefits);

               (3) plus or minus any adjustments under clause 5.1 in respect of advance payments and outgoings;

               (4) less that portion of the Restructuring Provision applicable to Australia net of future income tax benefit calculated at the rate of 30%; and

               (5) less the Residual Provision net of future income tax benefit calculated at the rate of 30%,

               reflected in the Apportionment Statement derived from the Completion Statement.

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          (b)  The Purchase Price is payable in accordance with clauses 3.3 and
               3.4.

    3.2   APPORTIONMENT

          (a) The Purchase Price will be allocated and apportioned between the Business Assets in the manner described in the Co-ordination Agreement.

          (b) The Accepted Liabilities are valued as per the valuation pursuant to the Completion Statement.

    3.3   PAYMENTS AT COMPLETION

          It is acknowledged that under the Co-ordination Agreement, an amount must be paid at Completion by the Buyer to Pacific Dunlop Limited (or as otherwise directed by it) on behalf of the Seller.

    3.4   FINAL PAYMENT

          On the Payment Date, the Buyer or the Seller, as appropriate, must pay to the other any net amount plus interest on the amount which may be payable in accordance with the Co-ordination Agreement.

4   COMPLETION

    4.1   DATE FOR COMPLETION

          Completion must take place on the Completion Date as provided for in the Co-ordination Agreement.

    4.2   DELIVERY OF DOCUMENTS EXECUTED BY SELLER

          At Completion the Seller must give the Buyer the following documents executed by the Seller or its Related Corporations or registered owner or lessee (as the case requires):

          (a)  the Trade Mark Relationship Agreement;

          (b) assignments or novations of those Assets Leases, Contracts and Property Leases which have been transferred to the Buyer before Completion in accordance with clause 8.1;

          (c) as many transfer of ownership and registration forms for motor vehicles leased or hired under the Assets Leases or included in the Plant and Equipment as have been assembled as at Completion it being agreed by the parties that any costs associated with transferring such motor vehicles after Completion including, without limitation, costs associated with obtaining roadworthy certificates, will be solely to the account of the Buyer;

          (d) evidence of the transfer of as many Statutory Licences as have been transferred to the Buyer as at Completion and of such necessary consents to such transfers as have been obtained or of the lodgement of appropriate transfer documentation with the relevant authority;

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          (e)  certificates for those registered trade marks, granted patents and registered designs included in the Intellectual Property Rights which are in the Seller's possession as at Completion;

          (f) assignments of the trade marks included in the Intellectual Property Rights which are registered in Australia, China, Malaysia, Vietnam, United Kingdom, Papua New Guinea, Singapore, Hong Kong and Indonesia, in the form annexed as Annexure A;

          (g) subject to any lease and the provisions of this agreement, vacant possession of the Freehold Properties;

          (h) properly executed transfers of the Freehold Properties in favour of the Buyer which, subject to clause 17.5, is capable of registration (after stamping);

          (i)  a Goods Statutory Declaration required by the Duties Act 2000
               (Vic) to be furnished to procure the stamping of a transfer referred to in clause 4.2(h);

          (j) a declaration required by the Stamps Act 1894 (Qld) to be furnished to procure the stamping of a transfer referred to in clause 4.2(h);

          (k) any instrument of title for the Freehold Properties required to register a transfer referred to in clause 4.2(h);

          (l) any document required to transfer the SIP Registrations in accordance with clause 14(a) which the Seller is able to provide at Completion;

          (m) the assignment or novation to the relevant Buyer Group Companies specified by the Principal Buyer of the Property Leases in respect of the following sites and receipt of all relevant consents to such assignments and/or novations:

               (1)  28-30 Scrivener Street, Warwick Farm, New South Wales;

               (2)  1 Dunlop Drive, Dandenong, Victoria;

               (3)  72-96 Station Street, Nunawading, Victoria;

               (4)  100 Henderson Road, Rowville, Victoria; and

               (5)  47-67 Westgate Drive, Altona North, Victoria.

          (n) the assignment or novation to the relevant Buyer Group Company of the technical aid agreement between PDL, Dunlop Slazenger Group Limited and Dunlop Slazenger International Limited, on the terms set out in the copy of the agreement that was in the Data Room; and

          (o) the assignment or novation of the relevant licence agreements in respect of the following brands:

               (1)  'Jockey';

               (2)  'Simmons';

               (3)  'Playtex';

               (4)  'Everlast';

               (5)  'Clarks'; and

               (6)  'Hush Puppies',

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                                                       Australia Asset Agreement

               on the terms set out in the copy of the agreement that was in the Data Room.

    4.3   DELIVERY OF DOCUMENTS EXECUTED BY THIRD PARTIES

          At Completion the Seller must give the Buyer:

          (a) the consents to the transfer of the Contracts, Assets Leases and Property Leases which have been obtained at or before Completion;

          (b) a release of each Encumbrance affecting any of the Business Assets executed by the holder of that Encumbrance; and

          (c) as many certificates of roadworthiness for motor vehicles or forklifts (if required by law) leased or hired under the Assets Leases or included in the Plant and Equipment as have been assembled as at Completion.

    4.4   DELIVERY OF BUSINESS RECORDS AND DOCUMENTS OF TITLE

          (a) At Completion the Seller and its Related Corporations (as the case requires) must transfer to the Buyer at the Properties:

               (1) all originals in the Seller's possession of the Contracts, Assets Leases and Property Leases;

               (2) all registration certificates and other documents of title for the Intellectual Property Rights in the Seller's possession;

               (3) all registration papers for all motor vehicles leased or hired under the Assets Leases or included in the Plant and Equipment in the Seller's possession;

               (4)  the Business Records (other than Excluded Records); and

               (5) the Tangible Assets, to the extent located at the Properties.

          (b) If any document referred to in clause 4.4(a) is not available because it is lost or destroyed, the Seller must deliver such evidence of its title to the Business Assets concerned as is acceptable to the Buyer, acting reasonably.

    4.5   BUYER'S OBLIGATIONS AT COMPLETION

          At Completion the Buyer must give the Seller counterparts, executed by the Buyer, of those documents listed in clauses 4.2 and 4.3 that are to be executed by the Buyer and the Buyer must comply with its obligations pursuant to clause 3.3.

    4.6   TITLE

          Title to the Business Assets passes to the Buyer on Completion (subject to clause 17.5 relating to the Sunnybank Hills Property).

    4.7   EFFECTIVE TIME

          Subject to Completion occurring:

          (a)  risk in the Business Assets;

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                                                       Australia Asset Agreement

          (b) the benefit of all income and benefits derived from the Business Assets; and

          (c) the burden of and all liabilities and obligations arising from the Business Assets,

          pass to the Buyer with effect from the Effective Time.

    4.8   INTERDEPENDENCY

          (a) Notwithstanding any provision of a Linked Transaction Agreement but subject to clause 4 of the Co-ordination Agreement, the obligations of the parties to the Linked Transaction Agreements in respect of completion (as defined in each Linked Transaction Agreement) are interdependent.

          (b) Subject to clause 4 of the Co-ordination Agreement, all actions at Completion under this agreement and completion under each other Linked Transaction Agreement will be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments under the Linked Transaction Agreements due to be made at or immediately after completion (as defined in each Linked Transaction Agreement) have been made.

          (c) A material breach of this agreement by any party to this agreement is deemed to constitute a breach by the defaulting party of each Linked Transaction Agreement to which the defaulting party is a party.

    4.9   SELLER OBLIGATIONS POST COMPLETION - INTELLECTUAL PROPERTY RIGHTS

          After Completion, the Seller will give the Buyer the following documents executed (to the extent necessary) by the Seller or its Related Corporations or registered owner (as the case may be):

          (a) an assignment of the patent applications and registrations listed in schedule 4;

          (b) an assignment of the design applications and registrations listed in schedule 4;

          (c)  an assignment of the .com domain names listed in schedule 4;

          (d) a notification of cancellation of the .com.au domain names listed in schedule 4;

          (e) assignments of the trade mark applications and registrations listed in schedule 4, to the extent that such documents have not been provided to the Buyer at Completion; and

          (f) documents in the possession of the Seller evidencing the chain of title of trade mark applications and registrations listed in schedule 4 from the registered owner to the actual owner, where such documents are necessary for the Buyer to record the assignment of such trade mark applications from the actual owner to the Buyer.

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5   PAYMENTS IN ADVANCE AND OUTGOINGS

    5.1   ADVANCE PAYMENTS

          On the Payment Date:

          (a)  the Buyer must account to the Seller for:

               (1) any payments in advance made by the Seller for goods or services supplied or to be supplied to the Business after the Effective Time;

               (2) any other payments in advance made by the Seller in respect of the Business, the benefit of which is received or is to be received by the Business after the Effective Time; and

               (3) any amount of Employment Benefits paid by the Seller to Transferring Employees in relation to any period after the Effective Time; and

          (b) the Seller must account to the Buyer for any payments in advance received by the Seller for goods or services supplied or to be supplied by the Business after the Effective Time.

    5.2   OUTGOINGS

          Except as otherwise expressly provided in this agreement, at the Payment Date the Seller will deliver to the Buyer a written statement setting out all outgoings of a periodical or recurring nature in respect of any of the Business Assets and otherwise in the conduct of the Business which will be apportioned as between the Buyer and the Seller on the basis that they will be borne by the Seller in respect of the period before the Effective Time and afterwards by the Buyer.

    5.3   QUANTIFICATION

          For the purpose of clauses 5.1 and 5.2, the quantum of any payment, amount or outgoing referred to in clauses 5.1 and 5.2 will be as determined in the Completion Statement. The Buyer acknowledges that any such adjustments will form part of the Purchase Price and will be reflected in the Completion Statement.

6   LIABILITIES

    6.1   SELLER'S RESPONSIBILITY - LIABILITIES

          The Seller must pay or otherwise discharge all Liabilities which are not expressly assumed by the Buyer under this agreement.

    6.2   QUOTATIONS, TENDERS AND ORDERS

          (a) Subject to clause 6.2(b), the Buyer must discharge any obligations which have arisen or may arise in respect of all quotations given, tenders made or orders taken by the Seller in the ordinary course of the Business before Completion.

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                                                       Australia Asset Agreement

          (b) The Seller has disclosed in writing to the Buyer any tender, quotation or order in the Business which involves the supply of goods and services with a value in excess of $1 million.

    6.3   BUYER'S RESPONSIBILITY - ACCEPTED LIABILITIES

          The Buyer must:

          (a)  pay all Accepted Liabilities on or before the due date;

          (b) pay and discharge all other liabilities and obligations of the Seller not paid or discharged before the Effective Time relating to goods or services to be supplied to the Business after the Effective Time or relating to a benefit received or to be received by the Business after the Effective Time;

          (c) in the case of Accepted Liabilities which are claims relating to the Business as described in part 1 of schedule 11 (Accepted Claims), manage those claims in accordance with clause 6.6.

    6.4   REIMBURSEMENT TO SELLER

          If the Seller, or any person on behalf of the Seller, pays an Accepted Liability, the Buyer must reimburse the Seller within 10 Business Days after the Buyer receives evidence of payment.

    6.5   INDEMNITY

          The Buyer must indemnify the Seller against any Loss suffered, paid or incurred by the Seller after Completion as a result of any failure by the Buyer to comply with its obligations under this clause 6 and the Seller must indemnify the Buyer against any Loss suffered, paid or incurred by the Buyer after Completion as a result of any failure by the Seller to comply with its obligations under this clause 6.

    6.6   MANAGEMENT OF ACCEPTED CLAIMS

          The Buyer will:

          (a) manage the Accepted Claims after Completion at its own cost and expense;

          (b) on request of the Guarantor, provide an update of the status of any Accepted Claim; and

          (c) use its reasonable endeavours to protect the name and reputation of the Guarantor and its Related Corporations in the management of the Accepted Claims,

          provided that the Seller will allow the Buyer access to any records reasonably required to assist the Buyer in performing its obligations as described above.

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7   RECEIVABLES

    7.1   COLLECTION BY BUYER

          (a) The Seller is entitled to the Receivables. Title to the Receivables will at all times remain with the Seller.

          (b) The Buyer must use its reasonable endeavours to expedite collection of the Receivables on behalf of the Seller. Collection of the Receivables will occur in the name of the Seller.

          (c) The Buyer must not release, agree to delayed payment of or otherwise compromise the Seller's rights in relation to a Receivable without the Seller's specific written approval.

    7.2   ACCOUNTING FOR RECEIVABLES

          For the purpose of clause 7.3(b)(1), the Buyer must account to the Seller for collection of the Receivables as follows:

          (a) any amount received by the Buyer which is stated to be in payment of, or which is readily reconcilable with, specific Receivables or debts must be treated as a payment of those Receivables or debts (as applicable); and

          (b)  in any other case, the amount received must be applied:

               (1) first, in payment of the Receivables owed by the debtor, with those which have been outstanding the longest to be paid before the others; and

               (2) second, in payment of the debts owed by the debtor to the Buyer, with those which have been outstanding the longest to be paid before the others.

    7.3   PAYMENT ON ACCOUNT

          (a)  On account of the Buyer's obligations under clauses 7.1 and 7.2:

               (1) on Completion the Buyer must pay to the Seller the estimated net value of the Receivables in accordance with the Co-ordination Agreement;

               (2) on the Payment Date the Buyer must pay the Seller the amount, if any, by which the total of the Receivables set out in the Completion Statement exceeds the amount paid under clause 7.3(a)(1); and

               (3) on the Payment Date the Seller must reimburse to the Buyer the amount, if any, by which the total of the Receivables set out in the Completion Statement is less than the amount paid under clause 7.3(a)(1).

          (b) At the end of the period 6 months after the Completion Date (Collection Period):

               (1) the Buyer must give the Seller a detailed account of the Receivables collected by it in the Collection Period; and

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                                                       Australia Asset Agreement

               (2) the Seller if requested in writing by the Buyer must assign to the Buyer all its right, title and interest to such Receivables as remain uncollected as at the end of the Collection Period.

    7.4   BUYER TO PROVIDE INFORMATION

          The Buyer must give the Seller any information in relation to the collection of the Receivables that the Seller reasonably requests.

    7.5   OTHER DEBTS OWED TO SELLER

          If the Buyer receives a payment in respect of a debt owed to the Seller (other than a Receivable), it must pay the amount received to the Seller within 2 Business Days after receiving it.

8   CONTRACTS, ASSETS LEASES, PROPERTY LEASES

    8.1   TRANSFER OF CONTRACTS, ASSETS LEASES AND PROPERTY LEASES

          (a) Subject to clause 4.2, the Seller and Buyer must use their best endeavours to transfer the Contracts, Assets Leases and Property Leases to the Buyer on or as soon as possible after Completion.

          (b) A transfer under clause 8.1(a) may be made by assignment in the form of the deed of assignment annexed, in the case of Contracts and Assets Leases, as Annexure B or, in the case of Property Leases, as Annexure C or in other terms agreed by the Buyer and Seller which include indemnities in the terms of clause 8.2(a)(2) and 8.2(b)(3).

          (c) If the consent of a third party is required for a transfer under clause 8.1(a), then the Buyer and the Seller must use their best endeavours to obtain that consent, including, in the case of the Buyer, giving such security for its obligations as may be reasonably required by the third party.

    8.2   OBLIGATIONS PENDING TRANSFER

          If an Assets Lease, Contract or Property Lease has not been transferred to the Buyer by Completion, then after Completion:

          (a)  the Buyer must:

               (1) to the extent it lawfully can, perform all the Seller's obligations under the relevant Assets Lease, Contract or Property Lease; and

               (2) indemnify the Seller against any Loss suffered, paid or incurred by the Seller after the Effective Time under the relevant Assets Lease, Contract or Property Lease other than one which is attributable to default of the Seller in discharging the Seller's obligations under the relevant Assets Lease, Contract or Property Lease before the Effective Time provided always that this exclusion from the Buyer's indemnity obligation does not apply to a default or obligation relating to the physical condition of the Leased

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                                                       Australia Asset Agreement

                    Properties unless it is the subject of notice from the relevant lessor received by the Seller before the date of this agreement; and

          (b)  the Seller must:

               (1) if the Buyer cannot lawfully perform an obligation or exercise a right of the Seller under the Assets Lease, Contract or Property Lease, at the request and expense of and with the full assistance of the Buyer, use its best endeavours to perform that obligation or exercise that right;

               (2) within 2 Business Days after receipt pay to the Buyer any amount, or account to the Buyer for the value of any other benefit, it receives after the Effective Time in respect of the relevant Assets Lease, Contract or Property Lease; and

               (3) indemnify the Buyer against any Loss suffered, paid or incurred by the Buyer after the Effective Time arising under an Assets Lease, Contract or Property Lease from a default by the Seller in discharging its obligations under the relevant Assets Lease, Contract or Property Lease before the Effective Time provided always that this indemnity does not apply to a default or obligation relating to the physical condition of the Leased Properties unless it is the subject of a notice from the relevant lessor received by the Seller before the date of this agreement.

    8.3   USE OR OCCUPATION PENDING TRANSFER

          (a) If an Assets Lease or a Property Lease has not been transferred to the Buyer by Completion the Seller must, to the extent it lawfully can, allow the Buyer to use or occupy the property the subject of that Assets Lease or Property Lease as licensee from Completion until the transfer is completed.

          (b) If, notwithstanding that the Seller and the Buyer have complied with clause 8.1, the Seller is not able to allow the Buyer to use or occupy any property the subject of an Asset Lease as licensee pursuant to clause 8.3(a), the Buyer must pay to the relevant lessor all moneys necessary to pay out the Assets Lease and the Seller will then direct that title to the assets concerned be transferred to the Buyer provided that it is permitted under the terms of the relevant Asset Lease.

    8.4   FAILURE TO TRANSFER

          The Seller will fully co-operate with the Buyer in any reasonable arrangements designed to provide for the Buyer the benefit and burden or the relevant Contract, Asset Lease or Property Lease including enforcement of any and all rights of the Seller against the party to the relevant Contract, Asset Lease or Property Lease but otherwise the Seller has no liability to the Buyer in relation to the failure to transfer any Contract, Assets Lease or Property Lease if the Seller has met its obligations under this clause 8.

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                                                       Australia Asset Agreement

    8.5   LETTERS OF CREDIT

          (a) The Seller will use its best endeavours to procure a transfer of the benefit of all Letters of Credit to the Buyer on Completion on terms which release the Seller and any Related Corporation of the Seller from any liability to the issuer of the Letter of Credit in respect of the Letter of Credit and pending such release the Buyer must pay to the Seller on demand any amount drawn-down against such Letter of Credit.

          (b) If the transfer and release to the Buyer as referred to in clause 8.5(a) has not been effected within 30 Business Days after Completion the Seller will, to the extent possible, cancel all outstanding Letters of Credit and the Buyer must make its own alternative arrangements to meet the payment obligations concerned.

          (c) The Buyer indemnifies the Seller in respect of any amounts payable to the Seller by it under this clause 8.5.

9   EMPLOYEES

    9.1   OFFER OF EMPLOYMENT BY BUYER

          As early as possible before Completion, the Buyer must send each Employee a letter in a form agreed with the Seller offering, subject to Completion occurring, to employ the Employee with effect from Completion.

    9.2   EMPLOYMENT TERMS AND CONDITIONS

          Each offer must be for employment on terms and conditions which in the aggregate are no less favourable to the Employee than those under which the Employee is employed by the Seller immediately before
          Completion:

          (a) including, but not limited to, those relating to retrenchment and redundancy (in each case taking into account length of service with the Seller); and

          (b) without loss of continuity of employment for the purpose of all employee entitlements excluding, for purposes of this clause 9.2, terms and conditions relating to superannuation (which is provided for in clause 10).

    9.3   BEST ENDEAVOURS

          The Buyer and Seller must each use its best endeavours to encourage all of the Employees to accept the offers so made.

    9.4   TERMINATION BY SELLER

          On or as soon as practicable after Completion the Seller must:

          (a) release the Transferring Employees from employment with the Seller, that release to take effect at [the Effective Time];

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                                                       Australia Asset Agreement

          (b) pay the Transferring Employees all Employment Benefits (other than Employee Leave Benefits) accrued by them at the Effective Time;

          (c) pay the Transferring Employees any Employee Leave Benefits which they are entitled to be paid and in fact demand payment of on termination; and

          (d) indemnify the Buyer (to the extent not provided for in the Completion Statement), against any liability for Employment Benefits other than Employee Leave Benefits and other entitlements due to or accrued by a Transferring Employee at the Effective Time and against all Losses arising out of a breach by a Seller of its contractual or other legal obligations to a Transferring Employee prior to the Effective Time.

    9.5   PAYMENT AND INDEMNITY BY BUYER FOR EMPLOYMENT BENEFITS

          After Completion the Buyer must:

          (a) pay the Transferring Employees all Employment Benefits and other entitlements due to them after the Effective Time as and when they fall due; and

          (b) indemnify the Seller against any liability for Employment Benefits and other entitlements due to or accrued by a Transferring Employee after the Effective Time and against all Loss in any way connected with the Buyer's employment of a Transferring Employee or termination of that employment.

    9.6   ALLOWANCE FOR EMPLOYEE LEAVE BENEFITS

          In consideration of the obligations undertaken by the Buyer under clause 9.5, the Buyer is entitled to an allowance equal to 70% of the monetary value of the Transferring Employees' accrued annual leave, leave loading and long service leave as set out in the Completion Accounts. The Buyer acknowledges that this allowance will be reflected in the Completion Statement.

    9.7   RESTRICTION

          The Buyer covenants with the Seller that it will not for a period of twelve months after Completion directly or indirectly procure the services, as employee, consultant, contractor or otherwise of any Employee who does not accept the Buyer's offer of employment under clause 9.1.

    9.8   INDEMNITY BY SELLER

          Provided that the Buyer has met its obligations under clauses 9.2 and 9.3, the Seller must indemnify the Buyer against any Claim brought by an Employee who is not a Transferring Employee arising out of the termination of employment of that Employee by the Seller.

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10  SUPERANNUATION

    10.1  DEFINITIONS

          In this clause 10 and paragraph 13 of the Seller's Warranties:

          Accrued Benefit Value means, in relation to a Transferring Member, the total amount accumulated or accrued in respect of the member under the governing rules of the Seller's Fund as at the Completion Date calculated in accordance with clause 10.5;

          Associated Employer has the same meaning as in the governing rules of the Seller's Fund, as amended from time to time;

          Buyer's Actuary means a qualified actuary nominated by the Buyer;

          Buyer's Fund means the fund to be established by the Buyer in order to comply with its obligations under clause 10.3;

          Existing Member means a Transferring Employee who is a member of the Seller's Fund on the date immediately before the Completion Date but is not a Transferring Ex-Clarks Member;

          External Funds means the funds listed in schedule 13 to which the Seller is obliged to contribute in respect of certain Employees pursuant to an industrial award or agreement;

          Expert means a person agreed in writing by the Seller's Actuary and the Buyer's Actuary or, in default of agreement within 2 Business Days, an independent person appointed by the President of the Institute of Actuaries of Australia or his nominee;

          Factor means:

          (a) if the Successor Fund Transfer Date occurs no later than six months after the Completion Date, 0.66/0.85; or

          (b) if the Successor Fund Transfer Date occurs more than six months after the Completion Date, such fraction as the Seller and the Buyer may agree, or in default of agreement, as the Expert may determine.

          Principal Employer means Pacific Dunlop Limited as the current "principal employer" of the Seller's Fund;

          Ring-fenced Amount means the amount determined as the Ring-fenced Amount as at the Successor Fund Transfer Date in accordance with a successor fund agreement dated 7 September 2000 between Clarks Shoes Australia Superannuation Pty Ltd and the trustee of the Seller's Fund;

          Seller's Actuary means a qualified actuary nominated by the Seller;

          Seller's Fund means the Pacific Dunlop Superannuation Fund (established by a trust deed dated 7 April 1986, as subsequently amended);

          Successor Fund has the same meaning as in the Superannuation Industry (Supervision) Act 1993;

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                                                       Australia Asset Agreement

          Successor Fund Agreement means the deed of agreement to be entered into between the trustee of the Seller's Fund and the trustee of the Buyer's Fund substantially in the form of Annexure F;

          Successor Fund Transfer means a transfer of the amount specified in clause 10.6(b) from the Seller's Fund to the Buyer's Fund on the basis that the Buyer's Fund is a Successor Fund;

          Successor Fund Transfer Date means:

          (a)  the date six months after the Completion Date; or

          (b)  such earlier or later date as the Buyer and the Seller may agree,

          but in any event not before any claims in respect of the Ring-fenced Amount have been resolved to the Buyer's satisfaction;

          Superannuation Amount means:

          (a) the value of the Ring-fenced Amount calculated as at the Successor Fund Transfer Date,

          less

          (b) the value of the Transferring Ex-Clarks Members' accrued benefits (calculated in the same manner as is provided in clause 10.5) as at the Successor Fund Transfer Date,

          multiplied by the Factor;

          Superannuation Date means the date which is 20 Business Days after the Successor Fund Transfer Date or such later date as the Buyer and the Seller may agree;

          Termination Benefit means, in relation to an Employee, the benefit due to the Employee under the governing rules of the Seller's Fund upon the termination of the Employee's employment with the Seller;

          Transfer Date means:

          (a)  the date three months after the Completion Date; or

          (b)  such earlier or later date as the Buyer and Seller may agree;

          Transferring Ex-Clarks Member means a Transferring Employee who is a member of the Seller's Fund on the date immediately before the Completion Date and who was a member of the Clarks Shoes Australia Limited Staff Superannuation Fund immediately prior to becoming a member of the Seller's Fund; and

          Transferring Member means an Existing Member who gives the authorisation referred to in clause 10.3(b)(2) to transfer his or her Accrued Benefit Value to the Buyer's Fund.

    10.2  BUYER AS ASSOCIATED EMPLOYER

          (a) The Buyer will continue to participate as an Associated Employer in the Seller's Fund in respect of the Transferring Ex-Clarks Members until the Successor Fund Transfer Date.

          (b)  Whilst the Buyer is an Associated Employer in the Seller's Fund:

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                                                       Australia Asset Agreement

               (1) the Principal Employer undertakes not to exercise any of its powers in a manner materially adverse to the Buyer's financial interests or contrary to the intent of this clause 10; and

               (2) the Buyer undertakes not to exercise any of its powers in a manner contrary to the intent of this clause 10.

    10.3  MEMBERSHIP OF BUYER'S FUND - EXISTING MEMBERS

          (a) Before the Transfer Date, the Buyer will ensure that each Existing Member becomes a member of the Buyer's Fund with effect from the Completion Date on terms and conditions which provide:

               (1) in respect of each Existing Member (other than a Transferring Member), benefits in respect of the period after the Completion Date which in the aggregate are of amounts and payable on conditions no less favourable than those that would have been provided in respect of the Existing Member under the governing rules of the Seller's Fund as at the Completion Date; and

               (2) in the case of a Transferring Member but subject to payment of the Transferring Member's Accrued Benefit Value under clause 10.4, benefits which in the aggregate are of amounts and payable on conditions no less favourable than those provided in respect of the Transferring Member under the governing rules of the Seller's Fund as at the Completion Date, with the Transferring Member's Accrued Benefit Value to be taken into account in the Buyer's Fund:

                    (A) by providing a fully vested benefit equal to the Accrued Benefit Value and adjusted to take account of the earnings and expenses of the Buyer's Fund after the date that the Accrued Benefit Value is transferred to the Buyer's Fund; or

                    (B) in such other manner as may be agreed with the Transferring Member.

          (b) As part of the process of becoming a member of the Buyer's Fund pursuant to clauses 10.3(a)(1) and (2), the Seller will use all reasonable endeavours to ensure that a form that is reasonably acceptable to the trustee of the Seller's Fund and the trustee of the Buyer's Fund will be given to each relevant Existing Member before the Transfer Date under which the Existing Member may elect either:

               (1) that the trustee of the Seller's Fund provides the Termination Benefit to the Existing Member; or

               (2) in lieu of receiving a Termination Benefit, that the trustee of the Seller's Fund cause the Existing Member's Accrued Benefit Value to be transferred to the Buyer's Fund.

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                                                       Australia Asset Agreement

    10.4  PAYMENT OF ACCRUED BENEFIT VALUES

          (a) The Seller will use all reasonable endeavours to ensure that on or before the day which is 10 Business Days after the later of:

               (1)  the Transfer Date; and

               (2) the date on which the Accrued Benefit Values of the Transferring Members have been calculated,

               the trustee of the Seller's Fund pays the Accrued Benefit Values of the Transferring Members to the trustee of the Buyer's Fund, adjusted for interest in respect of the period between the Completion Date and the date the amount is paid to the Buyer's Fund at the rate which applies as at the date in clause 10.4(a)(2) under the governing rules of the Seller's Fund for the purpose of determining relevant benefits which are payable from the Seller's Fund.

          (b) The interest payable under clause 10.4(a) accrues from day to day.

          (c) The Seller and the Buyer agree that the Accrued Benefit Values and any interest payable under clause 10.4(a) will be paid in immediately available funds, except to the extent that the trustee of the Buyer's Fund agrees to accept other assets in whole or partial satisfaction of those amounts and the Buyer and the Seller agree that, to the extent that the trustee of the Buyer's Fund agrees to accept other assets, the calculation of the relevant amounts under this clause 10.4 shall be based on the value of those assets as agreed between the trustees of the Seller's Fund and the Buyer's Fund.

    10.5  CALCULATION OF ACCRUED BENEFIT VALUES

          (a) The Seller will use all reasonable endeavours to procure that the Accrued Benefit Values of the Transferring Members will be calculated by the Seller's Actuary as at the Completion Date in accordance with this clause 10.5 and the calculations of the Seller's Actuary shall be conclusive and binding on the parties.

          (b) Where the whole of the normal retirement benefit to be provided from the Seller's Fund in respect of a Transferring Member under the governing rules of the Seller's Fund is calculated on the basis of the accumulation of amounts paid or credited in respect of the Member with interest or other earnings, the Transferring Member's Accrued Benefit Value shall be the total amount accumulated in respect of the Transferring Member for that purpose under those governing rules as at the Completion Date.

          (c) Where clause 10.5(b) does not apply to a Transferring Member, the Transferring Member's Accrued Benefit Value as at the Completion Date shall be calculated in accordance with the following formula (subject to a minimum of the benefit which would have become payable to the Transferring Member from the Seller's Fund had the Transferring Member voluntarily ceased to be an Employee while in good health on the Completion Date):

                              [ABM X FAS X DF] + AC

               Where:

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                                                       Australia Asset Agreement

               "ABM" is the benefit multiple accrued in respect of the
                     Transferring Member as at the Completion Date in relation to the period before that Date for the purpose of calculating the normal retirement benefit to be provided from the Seller's Fund if the Member ceased to be an employee on attaining the normal retirement date in terms of the governing rules of the Seller's Fund, calculated using the defined benefit accrual rate or rates applicable in respect of that period under those governing rules and including any initial retirement benefit multiple granted in respect of the Transferring Member upon the Transferring Member transferring into the Seller's Fund from another fund or benefit arrangement.

               "FAS" is the Transferring Member's Final Average Salary (as
                     defined in the governing rules of the Seller's Fund) as at the Completion Date.

               "DF" is [1 / 1.03] /55-age/, where age denotes the Transferring Member's age at the Completion Date (and where "DF" is 1 at age 55 or older).

               "AC" is, to the extent that the retirement benefit of the Transferring Member under the Seller's Fund is not calculated on a defined benefit basis but on the basis of the accumulation of amounts paid or credited in respect of the Member with interest or other earnings, the total amount accumulated in respect of the Member for that purpose under the governing rules of the Seller's Fund as at the Completion Date.

    10.6  SUCCESSOR FUND AGREEMENT

          The Seller and the Buyer will use their best endeavours to procure that:

          (a) on or before the Successor Fund Transfer Date the trustee of the Seller's Fund and the trustee of the Buyer's Fund execute the Successor Fund Agreement in respect of the Transferring Ex-Clarks Members; and

          (b) on the Superannuation Date the trustee of the Seller's Fund and the trustee of the Buyer's Fund give effect to the Successor Fund Agreement by transferring from the Seller's Fund to the Buyer's Fund the Transferring Ex-Clarks Members and the greater of :

               (1)  the Ring-fenced Amount; and

               (2) the aggregate value of the accrued benefits of all Transferring Ex-Clarks Members (calculated in the same manner as is provided in clause 10.5) as at the Successor Fund Transfer Date, with interest from the Successor Fund Transfer Date to the Superannuation Date at the rate which applies as at the Successor Fund Transfer Date under the governing rules of the Seller's Fund for the purpose of determining relevant benefits which are payable from the Seller's Fund.

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    10.7  CALCULATION OF SUPERANNUATION AMOUNT

          (a) Within 10 Business Days after the Successor Fund Transfer Date, the Seller's Actuary must calculate the Ring-fenced Amount and the Superannuation Amount and notify the Buyer's Actuary of the Superannuation Amount and provide all information reasonably required to review the calculation of the Superannuation Amount.

          (b) The Buyer is taken to have accepted the Superannuation Amount unless the Buyer's Actuary notifies the Seller's Actuary that it does not accept the Superannuation Amount within 10 Business Days after the Seller's Actuary provides to the Buyer's Actuary the information referred to in clause 10.7(a).

          (c) The Buyer must pay the Superannuation Amount to the Guarantor on the Superannuation Date, with interest from the Superannuation Date to the date of payment at the rate which applies as at the Superannuation Date under the governing rules of the Seller's Fund for the purpose of determining relevant benefits which are payable from the Seller's Fund.

          (d) If the Buyer's Actuary disputes the Superannuation Amount, the parties agree as follows:

               (1) the parties must endeavour in good faith to resolve promptly between themselves the dispute;

               (2) if the parties are not able to resolve between themselves the dispute within 10 Business Days of the date the Buyer's Actuary serves the Seller's Actuary with written notice under clause 10.7(b) the matter must be referred to the Expert for determination; and

               (3) the parties must bear the cost of the determination in such manner as the Expert directs.

          (e) Following completion of the Expert's calculation of the Superannuation Amount (Expert's SA Value):

               (1) if the Expert's SA Value exceeds the Superannuation Amount, then within 5 Business Days after the Expert's determination is made the Buyer must pay to the Seller the amount of the excess; or

               (2) if the Expert's SA Value is less than the Superannuation Amount, then within 5 Business Days after the Expert's determination is made the Seller must pay to the Buyer the amount of the deficiency.

    10.8  ACKNOWLEDGMENTS

          The Seller and the Buyer each acknowledge that the transactions contemplated by this agreement, and in particular the transactions contemplated by this clause 10, are not intended to cause a Termination Benefit to become payable from the Seller's Fund to any Transferring Ex-Clarks Member.

    10.9  EXTERNAL FUNDS

          Within one month (or any longer period agreed between the Buyer and the Seller) after the Completion Date, but in any event before the Transfer Date, the Buyer

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                                                       Australia Asset Agreement

          must become a participating employer in the External Funds with respect to the Transferring Employees who are members of the External Funds and must make contributions to the External Funds at a rate which is at least equal to the minimum rate prescribed by the Superannuation Guarantee (Administration) Act 1992.

    10.10 CONTRIBUTIONS BY ASSOCIATED EMPLOYER

          The Buyer must continue to contribute to the Seller's Fund in respect of the Transferring Ex-Clarks Members in accordance with its deed of admission as an Associated Employer until the Successor Fund Transfer Date.

    10.11 UNDERTAKINGS BY BUYER AND SELLER

          (a) The Seller will provide, and will use all reasonable endeavours to ensure that the trustee of the Seller's Fund provides, to the Buyer and to the trustee of the Buyer's Fund any information reasonably required by them to give effect to this clause 10.

          (b) As from the date of this agreement, the Seller will use all reasonable endeavours to ensure that no action is taken, discretion exercised or omission occurs which would:

               (1) alter the level of benefits or contributions in respect of an Existing Member or a Transferring Ex-Clarks Member under the governing rules of the Seller's Fund from the level applicable immediately before the date of this agreement; or

               (2)  alter any Accrued Benefit Value,

               except:

               (3) to the extent reasonably necessary to secure or better secure a concession or relief in respect of any duty or Tax or to avoid a penalty, detriment or disadvantage under a law affecting the Seller's Fund; or

               (4)  with the consent of the Buyer.

          (c) The Buyer will provide, and will use all reasonable endeavours to ensure that the trustee of the Buyer's Fund provides, to the Seller and to the trustee of the Seller's Fund any information reasonably required by them to give effect to this clause 10.

          (d) The Buyer will use all reasonable endeavours to ensure that the governing rules of the Buyer's Fund contain provisions to the extent necessary to give effect to this clause 10.

          (e) The Buyer will secure in respect of each Existing Member a benefit on his or her death or total and permanent disablement while employed by the Buyer between the Completion Date and the date he or she becomes a member of the Buyer's Fund pursuant to clause 10.3 of an amount at least equal to:

               (1) the value of the benefit which would have been payable from the Seller's Fund if the Existing Member had died or become totally and permanently disabled immediately before the Completion Date,

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                                                       Australia Asset Agreement

               less:

               (2) the amount paid or payable to or in respect of the Existing Member from the Seller's Fund (whether as a result of the Existing Member's transfer to the Buyer's Fund or the Existing Member's death or total and permanent disablement).

          (f) The Buyer will use all reasonable endeavours to ensure that the Buyer's Fund is and remains a "complying superannuation fund" in terms of Part IX of the Income Tax Assessment Act 1936 (as amended or replaced from time to time).

    10.12 INDEMNITY

          The Guarantor indemnifies the Buyer against:

          (a) any claim (including legal costs incurred ) in respect of the Ring-fenced Amount (other than in respect of the Transferring Ex-Clarks Members' accrued benefits);

          (b) any claim (including legal costs incurred) in respect of the Buyer's participation as an Associated Employer (other than in respect of the usual obligations of an Associated Employer); and

          (c) any loss or liability incurred as a result of a breach of paragraph 13.5 of the Seller's Warranties.

11  RELEASE OF GUARANTEES

          (a) The Buyer must use its reasonable endeavours to secure the release of the Seller or any Related Corporation of the Seller from any Guarantee or Encumbrance provided in relation to the Business, effective from Completion.

          (b) If the Buyer is unable to secure the release under clause 11(a), then the Buyer must pay the Seller an amount equal to any Loss which the Seller or any Related Corporation of the Seller pays, suffers, incurs, or is liable for in relation to any Guarantee or Encumbrance referred to in clause 11(a) which relates to any act or omission of the Buyer after Completion.

12  PERIOD BEFORE COMPLETION

    12.1  CARRYING ON BUSINESS

          The Seller must use all reasonable endeavours to ensure that between the date of this agreement and Completion the Business is conducted in the ordinary course of business and:

          (a) the Seller in carrying on the Business does not acquire or dispose of any assets other than on arm's length terms in the ordinary course of business;

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                                                       Australia Asset Agreement

          (b) the Seller does not in its conduct of the Business make any material change to its policy and practice as to the payment of creditors and collection of trade receivables;

          (c) the Seller does not engage any new employee to fill a new role in relation to the Business with an annual remuneration package in excess of $120,000 or, except in the ordinary course of the Business, terminate the employment of any of the Employees or change in any material respect the terms of employment (including remuneration of any of the Employees);

          (d) the Seller does not sell or agree to sell any fixed asset relating to the Business with a value of more than $250,000 or buy or commit to buy any fixed asset for use in the Business with a value of more than $250,000;

          (e) neither the Seller nor its Related Corporations create any Encumbrance over any asset of the Business;

          (f) neither the Seller nor its Related Corporations incur any indebtedness or liability in the nature of borrowings in relation to the Business other than in the ordinary course of business; and

          (g) the Seller does not enter into any contract or arrangement for the Business outside the ordinary course of trading or otherwise than on arm's length terms,

          without in each case the prior consent of the Buyer, which must not be unreasonably withheld or delayed.

    12.2  ACCESS

          Before Completion the Seller must, after reasonable notice from the Buyer, allow the Buyer and any person authorised by the Buyer, reasonable access during normal business hours to Employees (only with the consent of the Seller, such consent not to be unreasonably withheld) the Business Assets and the Properties as is necessary to facilitate the smooth transfer of the Business at Completion.

13  AFTER COMPLETION

    13.1  SUPPLY OF AFTER-SALES SERVICE

          After Completion the Buyer must:

          (a) remedy any defect in the goods or services supplied by the Seller in the Business before Completion;

          (b) supply after-sales service which the Seller undertook to perform in respect of goods or services supplied by the Seller in the Business before Completion; and

          (c) perform the Seller's obligations under any guarantee or warranty or otherwise in respect of goods or services supplied by the Seller in the Business before Completion.

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                                                       Australia Asset Agreement

    13.2  RECONCILIATION FOR RETURNED GOODS

          If any goods sold in the Business by the Seller before the Completion Date are returned to the Buyer or repudiated for any reason by a customer of the Business after the Completion Date, then the Buyer is entitled to those goods and must meet any claim for credit or otherwise made by the customer in relation to them.

    13.3  SUPPLIER'S WARRANTIES

          To assist the Buyer in meeting its obligations pursuant to clauses
          13.1 and 13.2, the Seller undertakes to use all reasonable endeavours to make available to the Buyer the benefit of any supplier or manufacturer warranty available to the Seller in connection with the transactions contemplated by clauses 13.1 and 13.2.

    13.4  ACCESS BY SELLER

          After Completion the Buyer must, after reasonable notice from the Seller, allow the Seller and its representatives:

          (a)  access during normal business hours to Transferring Employees;
               and

          (b) to inspect and take copies of the Business Records (to the extent that they relate to any period before Completion),

          to assist the Seller in relation to any Liability or other obligations or rights arising in relation to the conduct or ownership of the Business before Completion, provided that any access under this clause
          13.4 is conducted in a manner so as to avoid unreasonable disruption to the conduct of the Business as operated by the Buyer and the Transferring Employees.

    13.5  ACCESS TO EXCLUDED RECORDS BY BUYER

          After Completion the Seller must, after reasonable notice from the Buyer, allow the Buyer and its representatives access during normal business hours to inspect and take copies of the Excluded Records (to the extent they relate to any period before Completion) as necessary to assist the Buyer in operating the Business.

    13.6  TAX RETURNS

          After Completion, the Buyer must at the reasonable cost and expense of the Seller prepare draft income tax returns, fringe benefits tax returns and any other tax returns required by any Governmental Agency that imposes Tax in relation to the Business as carried on by the Seller in respect of the financial year ending on 30 June 2002 and ensure that its employees fully co-operate with the Seller in relation to completing and finalising such returns to a form fit for lodgement by the Seller. The Buyer must provide a first draft of such returns to the Seller on or before 30 October 2002.

14  STRATEGIC INVESTMENT PROGRAMME

          (a) The parties agree that at or as soon as practicable after Completion, they will do everything necessary to procure that each SIP Registration is transferred to the Buyer.

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          (b)  The parties acknowledge that their respective entitlements to receive the benefit of any amounts received under the SIP Scheme in respect of the SIP Registrations, are set out in the Co-ordination Agreement, except in relation to the SIP Receivable which is a Business Asset transferred under this agreement.

15  COMPETITION

    15.1  UNDERTAKING

          In consideration for the respective promises of the Seller and the Buyer to each other in this agreement, the Seller undertakes to the Buyer that it will not for 5 years, 4 years, 3 years, 2 years or one year after the Completion Date in Australia:

          (a) engage in any business or activity which is the same as or substantially similar to or competitive with, the Business or any material part of it;

          (b) solicit, canvass, induce or encourage any person who was at any time during the 6 months period ending on the Completion Date employed in the Business to cease to be employed in the Business;

          (c) solicit, canvass, approach or accept any approach from any person who was at any time during the 6 months period ending on the Completion Date, a client or customer of the Business with a view to obtaining the custom of that person in a business which is the same as or substantially similar to or competitive with, the Business; or

          (d) interfere with the relationship between the Buyer and its clients, customers, employees or suppliers.

    15.2  ACQUISITION OF INTERESTS IN COMPETING BUSINESSES

          Clause 15.1 does not prevent the Seller or any of its Related Corporations from acquiring an interest, directly or indirectly, in a business in competition with the Business in the area referred to in that clause if:

          (a) the acquisition of the interest in the competing business occurs as a result of or in conjunction with an acquisition of an interest, directly or indirectly, in other assets;

          (b) the value of the competing business is not more than 15% of the value of the acquisition taken as a whole; and

          (c) the Seller or the relevant Related Corporation uses its best endeavours to dispose of the competing business or its interest in the business within 12 months after its acquisition.

    15.3  EXCLUSION FROM RESTRAINT

          This clause 15 does not restrict the Seller or any of its Related Corporations from:

          (a) continuing to carry on any business (other than the Business as sold under this agreement) carried on at the date of this agreement; or

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          (b)  holding less than 5% of the issued share capital of a company listed on a recognised Stock Exchange.

    15.4  RELATED CORPORATIONS

          The Buyer agrees that the provisions of this clause 15 only apply to the Related Corporations of the Seller for so long as those entities remain Related Corporations of the Seller.

    15.5  SEVERABILITY

          (a) If any of the several separate and independent covenants and restraints in clause 15.1 are or become invalid or unenforceable for any reason, then that invalidity or unenforceability will not affect the validity or enforceability of any of the other separate and independent covenants and restraints in clause 15.1.

          (b) If any of the prohibitions or restrictions contained in this clause 15 is judged to go beyond what is reasonable in the circumstances and necessary to protect the goodwill of the Seller, but would be judged reasonable and necessary if any activity were deleted or the period or area were reduced, then the prohibitions or restrictions apply with that activity deleted or that period or area reduced by the minimum amount necessary.

16  WARRANTIES

          (a) The Buyer gives the Buyer's Warranties in favour of the Seller on and subject to the terms set out in the Co-ordination Agreement.

          (b) The Seller gives the Seller's Warranties in favour of the Buyer on and subject to the terms set out in the Co-ordination Agreement.

17  LIMITATION OF LIABILITY

    17.1  CO-ORDINATION AGREEMENT

          The Seller gives the Seller's Warranties in favour of the Buyer on and subject to the limitations on liability set out in the Co-ordination Agreement.

    17.2  SPECIFIC EXCLUSIONS - FREEHOLD  PROPERTIES

          (a) The Buyer acknowledges that apart from the Seller's Warranties the terms and warranties implied by the operation of section 52A of the Conveyancing Act 1919 (NSW) and Regulations 6 and 7 of the Conveyancing (Sale of Land) Regulations (2000), and provided that nothing in this clause 17.2(a) shall operate in any way to limit the liability of the Guarantor under clause 6.8 of the Co-ordination Agreement, in respect of the Freehold Properties known as:

               (1)  159 Kingsgrove Road, Kingsgrove, New South Wales; and

               (2)  16 Bellambi Road, Bellambi, New South Wales,

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               it has relied on its own investigations and assessment of and has relied on no representation or warranty but acknowledges the disclosure referred to in clause 17.2(b) and will bring no Claim against the Seller or its Related Corporations, officers, employees, agents or advisers in relation to any breach of Environmental Law or any Environmental Liability which may affect the Buyer or any other person in relation to ownership of those Freehold Properties.

          (b) The Buyer acknowledges that it has been given the opportunity to make physical inspections of the Freehold Properties and buildings, plant, equipment and other assets located at the Freehold Properties and accepts that apart from the Seller's Warranties and the terms and warranties implied by the operation of section 52A of the Conveyancing Act 1919 NSW and Regulations 6 and 7 of the Conveyancing (Sale of Land) Regulations (2000) , in respect of the Freehold Properties known as:

               (1)  159 Kingsgrove Road, Kingsgrove, New South Wales; and

               (2)  16 Bellambi Road, Bellambi, New South Wales,

               it has relied on its own investigations and assessment of and it has relied on no representation or warranty and will bring no Claim against the Seller or its Related Corporations, officers, employees, agents or advisers in relation to the dimensions, description, condition, fitness for use, safety or legal compliance status of those Freehold Properties or any buildings, plant, equipment or other assets located at the Freehold Properties.

          (c) The Buyer acknowledges that in respect of the property known as 9 Sodium Street, Narangba, Queensland (Narangba Property):

               (1) the Narangba Property is included in the Environmental Management Register;

               (2) the Buyer has received from the Seller and read before the date of this agreement, a notice pursuant to section 421(2) of the Environmental Protection Act 1994 (Qld) in respect of the Narangba Property.

          (d) The Buyer acknowledges that the warranties implied by section 3 of the Conveyancing and Law of Property Act 1884 (Tasmania) and
               section 56 of the Land Titles Act 1980 (Tasmania) do not apply to this agreement.

          (e)  The Buyer purchases the Freehold Properties subject to:

               (1) the easements and covenants noted on the title to the Freehold Properties concerned;

               (2) in the case of the Freehold Property located at Bellambi (described in paragraph 3(b) above), the registered lease number 727645;

               (3) the reservations, exceptions and conditions (if any) contained in the crown grant;

               (4) in the case of the Sunnybank Hills Property, the provisions of the Land Act 1994 (Qld) and the reservations, exceptions and conditions (if any) contained in the terms of the grant of the Sunnybank Hills Property;

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               (5)  all easements or rights vested in any Governmental Agency and not registered on the title to the Freehold Properties except for matters not disclosed to the Buyer which constitute breaches of the Seller's Warranties; and

               (6) subject to all town planning or other restrictions on the use and development of the Freehold Properties.

    17.3  DISCLOSURE STATEMENTS

          (a) The Buyer acknowledges that prior to the execution of this agreement, the Buyer received from the Seller:

               (1) a Vendor's Statement under section 32 of the Sale of Land Act 1962 (Vic) (Vendor's Statement) in relation to all Freehold Properties located in Victoria;

               (2) the prescribed documents under section 52A(2) of the Conveyancing Act 1919 (NSW) (Section 52A Statement) in relation to all Freehold Properties located in New South Wales; and

               (3) a notice pursuant to section 421(2) of the Environmental Protection Act 1994 (Qld) (Environmental) Management Register Notice in respect of the Narangba Property.

          (b) The Vendor's Statement, section 52A Statement and Environmental Management Register Notice are scheduled to the Disclosure Schedule.

    17.4  PROPERTY COVENANTS

          The Seller covenants to the Buyer at the date of this agreement and on
          Completion:

          (a) that it consents to the lodgement of caveats by the Buyer on Completion in respect of the Freehold Properties;

          (b) that it will not take any action or procure any person to do anything that may cause a lapsing notice to be lodged at a Land Titles Office;

          (c) that there are no unsatisfied or outstanding judgements or notices against the Freehold Properties;

          (d) to answer all requisitions that may be made by a Land Titles Office in relation to registration of the Transfers.

    17.5  TRANSFER OF SUNNYBANK HILLS PROPERTY

          (a) Despite anything to the contrary in this agreement, the Buyer acknowledges that on Completion the Buyer may not obtain a transfer of the Sunnybank Hills Property capable of immediate registration.

          (b) As soon as practicable following the date of this agreement, the Seller and the Buyer must use their best endeavours to transfer the Sunnybank Hills Property to the Buyer by attending to the matters referred to in clause 17.5(c).

          (c)  The Seller and the Buyer must:

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               (1)  at the Seller's cost, make the necessary application
                    pursuant to the Land Act 1994 for consent to the transfer of the Sunnybank Hills Property to the Buyer; and

               (2) the Seller must deliver the consent to the Buyer within 2 Business Days of receipt of the same or on Completion whichever is the latter.

          (d) For the purposes of this clause 17.5, the Buyer must do all things necessary to enable the Seller to obtain the consent referred to in clause 17.5(c)(1).

    17.6  OBLIGATIONS PENDING TRANSFER - SUNNYBANK HILLS PROPERTY

          If the Sunnybank Hills Property has not been transferred to the Buyer by Completion, then after Completion:

          (a)  the Buyer must:

               (1) to the extent it lawfully can, perform all the Seller's obligations in respect of the Sunnybank Hills Property; and

               (2) indemnify the Seller against any Loss suffered, paid or incurred by the Seller after the Effective Time in respect of the Sunnybank Hills Property other than one which is attributable to default of the Seller in discharging the Seller's obligations in respect of the Sunnybank Hills Property before the Effective Time provided always that this exclusion from the Buyer's indemnity obligation does not apply to a default or obligation relating to the physical condition of the Sunnybank Hills Property unless it is the subject of a notice from the relevant lessor received by the Seller before the date of this agreement; and

               (3) pay all rental for the Sunnybank Hills Property from the Effective Time, as and when it falls due; and

          (b)  the Seller must:

               (1) if the Buyer cannot lawfully perform an obligation or exercise a right of the Seller in respect of the Sunnybank Hills Property, at the request and expense of and with the full assistance of the Buyer use all reasonable endeavours to perform that obligation or exercise that right; and

               (2) within 2 Business Days after receipt pay to the Buyer any amount, or account to the Buyer for the value of any other benefit, it receives after the Effective Time in respect of the Sunnybank Hills Property.

    17.7  USE OR OCCUPATION PENDING TRANSFER/FAILURE TO TRANSFER

          (a) If the Sunnybank Hills Property has not been transferred to the Buyer by Completion the Seller must, to the extent it lawfully can, allow the Buyer to use or occupy the Sunnybank Hills Property as licensee from Completion until the transfer is completed.

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          (b)  If the Sunnybank Hills Property has not been transferred to the
               Buyer by the date [6 months] after Completion or another later date agreed by the parties, the Seller will immediately repay the amount of the Purchase Price apportioned to the Sunnybank Hills Property under the Co-ordination Agreement to the Buyer and the Sunnybank Hills Property will remain the Seller's.

18  GST

    18.1  SUPPLY OF A GOING CONCERN

          (a) The parties agree that the transfer of the Business Assets from the Seller to the Buyer under this agreement is the supply of a going concern for the purposes of section 38-325 of the GST Act.

          (b) Under this agreement, the Seller supplies to the Buyer all of the things necessary for the continued operation of the Business.

          (c) The Buyer warrants that it is registered or required to be registered for GST purposes.

    18.2  GST PASS-ON

          (a) If it is subsequently determined by the Commissioner of Taxation that a liability exists in respect of a supply made by a party (Supplier) under or in connection with this agreement, the Supplier may, to the extent that the consideration otherwise provided for that supply under this agreement is not stated to already include an amount in respect of GST on the supply:

               (1) increase the consideration otherwise provided for that supply under this agreement by the amount of that GST; or

               (2) otherwise recover from the recipient of the supply (Recipient) the amount of that GST together with any penalty or interest amount levied on that GST.

          (b) The recovery of any amount in respect of GST by the Supplier under this agreement on a supply is subject to the issuing of the relevant Tax Invoice or Adjustment Note to the Recipient.

          (c) If there is an adjustment event in relation to a supply which results in the amount of GST on a supply being different from the amount in respect of GST recovered by the Supplier, as appropriate, the Supplier:

               (1) may recover from the Recipient the amount by which the amount of GST on the supply exceeds the amount recovered; and

               (2) must refund to the Recipient the amount by which the amount recovered exceeds the amount of GST on the supply.

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19  GUARANTEE AND INDEMNITY - SELLER

    19.1  GUARANTEE

          The Guarantor unconditionally and irrevocably guarantees to the Buyer the due and punctual performance of the Seller's obligations under this agreement.

    19.2  INDEMNITY

          The Guarantor indemnifies and holds the Buyer harmless from and against all Loss incurred or suffered by the Buyer and all actions, proceedings, claims or demands made against the Buyer as a result of default by the Seller in the performance of any such obligation.

    19.3  EXTENT OF GUARANTEE AND INDEMNITY

          (a)  This clause 19 applies:

               (1) to the present and future obligations of the Seller under this agreement; and

               (2) to this agreement, as amended, supplemented, renewed or replaced.

          (b) The obligations of the Guarantor under this clause 19 extend to any change in the obligations of the Seller as a result of any amendment, supplement, renewal or replacement of this agreement.

          (c) This clause 19 is not affected, nor are the obligations of the Guarantor under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

          (d)  This clause 19 applies:

               (1) regardless of whether the Guarantor is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Buyer and the Seller are a party or the occurrence of any other thing; and

               (2)  irrespective of any rule of law or equity to the contrary.

    19.4  CONTINUING GUARANTEE AND INDEMNITY

          This clause 19 is a continuing obligation of the Guarantor despite any settlement of account and remains in full force and effect until the obligations of the Seller under this agreement have been performed.

    19.5  WARRANTIES OF THE GUARANTOR

          The Guarantor represents and warrants to the Buyer that:

          (a) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

          (b) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

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                                                       Australia Asset Agreement

               (1) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

               (2)  the constitution of the Guarantor; or

               (3) any security agreement, deed, contract, undertaking or other instrument to which the Guarantor is a party or which is binding on it.

    19.6  RIGHTS

          The Guarantor waives any right it has of first requiring the Buyer to commence proceedings or enforce any other right against the Seller or any other person before claiming under this clause 19.

20  GUARANTEE AND INDEMNITY - BUYER

    20.1  GUARANTEE

          The Buyer Guarantor unconditionally and irrevocably guarantees to the Seller the due and punctual performance of the Buyer's obligations under this agreement.

    20.2  INDEMNITY

          The Buyer Guarantor indemnifies and holds the Seller harmless from and against all Loss incurred or suffered by the Seller and all actions, proceedings, claims or demands made against the Seller as a result of default by the Buyer in the performance of any such obligation.

    20.3  EXTENT OF GUARANTEE AND INDEMNITY

          (a)  This clause 20 applies:

               (1) to the present and future obligations of the Buyer under this agreement; and

               (2) to this agreement, as amended, supplemented, renewed or replaced.

          (b) The obligations of the Buyer Guarantor under this clause 20 extend to any change in the obligations of the Buyer as a result of any amendment, supplement, renewal or replacement of this agreement.

          (c) This clause 20 is not affected, nor are the obligations of the Buyer Guarantor under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

          (d)  This clause 20 applies:

               (1) regardless of whether the Buyer Guarantor is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Seller and the Buyer are a party or the occurrence of any other thing; and

               (2)  irrespective of any rule of law or equity to the contrary.

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    20.4  CONTINUING GUARANTEE AND INDEMNITY

          This clause 20 is a continuing obligation of the Buyer Guarantor despite any settlement of account and remains in full force and effect until the obligations of the Buyer under this agreement have been performed.

    20.5  WARRANTIES OF THE GUARANTOR

          The Buyer Guarantor represents and warrants to the Seller that:

          (a) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

          (b) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

               (1) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

               (2)  the constitution of the Buyer Guarantor; or

               (3) any security agreement, deed, contract, undertaking or other instrument to which the Buyer Guarantor is a party or which is binding on it.

    20.6  RIGHTS

          The Buyer Guarantor waives any right it has of first requiring the Seller to commence proceedings or enforce any other right against the Buyer or any other person before claiming under this clause 20.

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SCHEDULE 1 - WARRANTIES

CLAUSE 1.1 (DEFINITIONS)

A.  BUYER'S WARRANTIES

1   BUYER AUTHORISED

          The Buyer has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

2   POWER TO BUY

          The Buyer has full power to enter into and perform its obligations under this agreement and can do so without the consent of any other person.

3   NO LEGAL IMPEDIMENT

          So far as the Buyer is aware, the execution, delivery and performance by the Buyer of this agreement comply with:

          (a) each law, regulation, Authorisation, ruling, judgment, order or decree of any Governmental Agency;

          (b)  the constitution or other constituent documents of the Buyer; and

          (c)  any Encumbrance or document which is binding on the Buyer.

4   NO LIQUIDATION OR WINDING-UP

          The Buyer has not gone into liquidation nor passed a winding-up resolution nor received a notice under sections 601AA or 601AB of the Corporations Act.

5   NO PETITION

          No petition or other process for winding-up has been presented or threatened against the Buyer and there are no circumstances justifying such a petition or other process.

6   NO WRIT OF EXECUTION

          No writ of execution has issued against the Buyer.

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7   NO RECEIVER OR ADMINISTRATOR

          No receiver, receiver and manager or administrator of any part of the undertaking or assets of the Buyer has been appointed.

8   BUYER'S KNOWLEDGE

          Neither the Buyer nor any holding company (direct or indirect) of the Buyer is aware of any matter or thing that constitutes at Completion a breach of the Seller's Warranties.

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B.  SELLER'S WARRANTIES

1   AUTHORITIES

    1.1   SELLER AUTHORISED

          The Seller has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms and is validly existing and in good standing.

    1.2   POWER TO SELL

          The Seller has full power to enter into and perform its obligations under this agreement and can do so without the consent of any other person (except for consents required under the Contracts, Assets Leases and Property Leases) and free of any pre-emptive rights or rights of first refusal.

    1.3   NO LEGAL IMPEDIMENT

          The execution, delivery and performance by the Seller of this agreement complies with:

          (a) each law, regulation, Authorisation, ruling, judgment, order or decree of any Governmental Agency;

          (b)  the constitution or other constituent documents of the Seller;
               and

          (c) any Encumbrance or document which is binding on the Seller or any of the Business Assets.

    1.4   CORPORATE POWER

          The Seller has full corporate power to own, lease and operate the Business Assets and the Business.

2   COMPLIANCE WITH LAW

    2.1   COMPLIANCE WITH LAW

          The Seller has complied in all material respects with all applicable laws (whether applicable to the conduct of the Business, the Business Assets or the Properties) and no material contravention or allegation of any material contravention of any applicable law is known to the Seller.

    2.2   AUTHORISATIONS

          The Seller holds all necessary material Authorisations required to conduct the Business, use the Business Assets and occupy the Properties and has paid all fees due in relation to them and is not in breach of any conditions under them where such breach would be likely to have a material and adverse effect on the Business as currently carried on.

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3   POSITION SINCE 30 JUNE 2001

    3.1   POST ACCOUNTS DATE

          Since 30 June 2001:

          (a) the Seller in carrying on the Business has not acquired or disposed of any assets other than on arm's length terms in the ordinary course of business;

          (b) the Seller has not in its conduct of the Business made any material change to its policy or practice as to the payment of creditors or collection of trade receivables;

          (c) the Seller has not engaged any new employee to fill a new role in relation to the Business with an annual remuneration package in excess of $120,000 or, except in the ordinary course of the Business, terminated the employment of any of the Employees or changed, in any material respect, the terms of employment (including remuneration of any of the Employees);

          (d) the Seller has not sold or agreed to sell any fixed asset relating to the Business with a value of more than $250,000 or bought or committed to buy any fixed asset for use in the Business with a value of more than $250,000;

          (e) neither the Seller nor its Related Corporations has created any Encumbrance over any asset of the Business;

          (f) neither the Seller nor its Related Corporations has incurred any indebtedness or liability in the nature of borrowings in relation to the Business other than in the ordinary course of business;

          (g) the Seller has not entered into any contract or arrangement for the Business outside the ordinary course of trading or otherwise than on arm's length terms;

          (h) there has been no material adverse change in the Business Assets and liabilities of the Business;

          (i) there has been no change in the accounting policies, practices and principles used by the Seller in respect of the Business.

    3.2   SUPPLIERS/CUSTOMERS

          Since 30 June 2001:

          (a) none of the following suppliers of the Business: Kuehne & Nahgel, Begley Hobba & Manton, Robert Ng, Zenith Media, Dow Chemical, Helm AG, Ulee, Hewlett Packard, PT Goldindo Menawian and BASF has:

               (1) reduced the level of its supplies to the Business other than in the ordinary course of business;

               (2) indicated an intention to cease or reduce the volume of its trading with the Business after Completion; or

               (3) materially altered the terms on which it trades with the Business.

          (b) none of the following customers of the Business: Kmart, Big W, Myer/Grace Bros, Target, Best & Less, Lowes Manhattan, Woolworths, Payless Shoes, Harvey Norman and David Jones has:

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               (1)  reduced the level of its custom from the Business other than in the ordinary course of business;

               (2) indicated an intention to cease or reduce the volume of its trading with the Business after Completion; or

               (3) materially altered the terms on which it trades with the Business .

4   TANGIBLE ASSETS

    4.1   TITLE TO ASSETS

          All material Tangible Assets are:

          (a) (other than items under repair and stock-in-transit) in the possession or under the control of the Seller;

          (b) the absolute property of the Seller free of all Encumbrances, other than the Tangible Assets subject to the Assets Leases.

    4.2   ASSETS NOT OWNED

          All material Tangible Assets which are used by the Seller in the Business but are not owned by the Seller are used pursuant to the Assets Leases or other arrangements entered into on arm's length terms in the ordinary course of the Business.

    4.3   PLANT AND EQUIPMENT

          All Plant and Equipment listed in part 1 of schedule 8 and currently in use in the Business is:

          (a)  in good working order;

          (b)  capable of doing the job for which it is now being used;

          (c) in reasonable condition having regard to its age and fair wear and tear.

5   ENCUMBRANCES

    5.1   OWNERSHIP OF BUSINESS ASSETS

          As at Completion the Seller will be the legal and beneficial owner of the Business Assets free of Encumbrances.

    5.2   DISCHARGES BY COMPLETION

          The Seller has not granted or created, or agreed to grant or create, any Encumbrance in respect of the Business Assets other than any which will be discharged on or before Completion.

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                                                       Australia Asset Agreement

    5.3   BUSINESS ASSETS USED IN BUSINESS

          The Business Assets comprise all the assets used by the Seller in the Business and are the only assets required for the operation of the Business in the manner in which it is currently operated.

6   INTELLECTUAL PROPERTY RIGHTS

    6.1   SCOPE

          So far as the Seller is aware, it or its Related Corporations own or have an enforceable right to use all the Intellectual Property Rights needed to carry on the Business in the places and in the manner currently carried on and all the Intellectual Property Rights will be transferred or licensed to the Buyer at Completion.

    6.2   OWNERSHIP AND USE

          (a) The Seller or its Related Corporations is the legal and beneficial owner of all the Intellectual Property Rights listed in parts 1 and 3 of schedule 4.

          (b) The Seller or its Related Corporations have, by way of a valid, binding and enforceable licence from a third party, a lawful right to use in the places and manner in which they are currently used by the Seller in the Business all the Intellectual Property Rights listed in part 2 of schedule 4.

    6.3   NO THIRD PARTY RIGHTS

          So far as the Seller is aware, no person, other than the Seller or its Related Corporations or a licensee from the Seller or its Related Corporations disclosed in part 3 of schedule 4 has any right to any intellectual property right listed in part 1 of schedule 4.

    6.4   NO INFRINGEMENT

          So far as the Seller is aware, the use by the Seller or any Related Corporation of the Intellectual Property Rights listed in schedule 4 does not breach or infringe any Intellectual Property Right of any other person nor, so far as the Seller is aware, are there any allegations that the Seller or any Related Corporation has infringed or is infringing the intellectual property rights of any third party.

    6.5   DISPUTES

          Neither the Seller nor its Related Corporations is currently involved in any material dispute with any third party in relation to the Intellectual Property Rights listed in schedule 4.

    6.6   ASSIGNMENTS

          The execution of assignments of Intellectual Property Rights by the Seller or its Related Corporations and the performance by the Seller or any Related Corporations of its obligations under those assignments will not cause the Seller or its Related Corporations to be in breach of any contract with a third party.

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                                                       Australia Asset Agreement

    6.7   ROYALTIES/FEES

          Other than in respect of the Intellectual Property Rights set out in part 2 of schedule 4, there are no material royalties, licence fees or other similar fees payable by the Seller in connection with the use of any Intellectual Property Rights.

7   ASSETS LEASES

    7.1   NATURE

          The Assets Leases to which the Seller is a party were entered into within the ordinary course of business.

    7.2   NO DEFAULT

          The Seller is not and, so far as the Seller is aware, no other party to any Assets Lease is in default under an Assets Lease where such breach or default would be materially and adversely prejudicial to the Seller in carrying on the Business and the Seller has received no notice of any default of any Asset Lease.

    7.3   VALIDITY

          So far as the Seller is aware, each Asset Lease:

          (a)  is valid and subsisting;

          (b)  has not been amended or modified; and

          (c)  is not terminable by virtue of the sale of the Business Assets.

    7.4   ASSETS LEASES USED IN THE BUSINESS

          The Asset Leases constitute all the lease and hire purchase agreements used in the Business.

8   CONTRACTS

    8.1   NATURE OF CONTRACTS

          So far as the Seller is aware, part 1 of schedule 5 and parts 2 and 3 of schedule 4 contain details of all Contracts which:

          (a) are not within the ordinary course of ordinary business of the Business;

          (b)  are not on arm's length terms;

          (c) are not capable of complete performance or termination without payment of damages, within 12 months from the date of this agreement;

          (d) restrict the Seller's freedom to carry on the Business in the places and the manner in which it is currently carried on;

          (e) are contracts (not being contracts for the purchase or sale of Stock) which are expected to result in expenditure by the Seller of more than $1 million;

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                                                       Australia Asset Agreement

          (f)  are distribution or agency agreements; or

          (g) entitle the other party to terminate the Contract or impose less favourable terms by reason of a sale of some or all of the Business Assets.

    8.2   NO DEFAULT

          The Seller is not and, so far as the Seller is aware, no other party to any Contract is in default under such Contract where such breach or default would be materially and adversely prejudicial to the Seller in carrying on the Business as currently carried on and there no grounds for rescission, avoidance or repudiation of any such Contract where such rescission, avoidance or repudiation would be materially and adversely prejudicial to the Seller in carrying on the Business as currently carried on.

    8.3   FOREIGN CURRENCY

          Part 3 of Schedule 5 contains a listing, which is accurate in all material respects, of outstanding commitments of the Seller in the Business as at the date stated in that schedule in relation to foreign currency hedging contracts.

    8.4   COPIES OF CONTRACTS

          So far as the Seller is aware, the Data Room contained copies of all Contracts which are material to the operation of the Business.

9   PROPERTIES

    9.1   INTERESTS

          The Seller has no interest in real property which it uses in the Business except for its interest in the Properties.

    9.2   OCCUPATION AND USE

          The Seller has exclusive occupation and quiet enjoyment of the Properties. The Seller's use of the Properties, so far as the Seller is aware, complies in all material respects with all acts, regulations, developments, approvals, permits and requirements (including zoning requirements) of any Governmental Agency (not including in relation to Environmental Law, which this warranty does not apply to). None of the Properties, so far as the Seller is aware, are subject to any sub-lease, tenancy or right of occupation by any other party.

    9.3   NO BREACH

          The Seller has not received a notice of default in respect of any Leased Property which remains outstanding and asserts material non-compliance with the lease of that property.

    9.4   NO NOTICES

          The Seller has not received any notice from any third party in respect of any of the Properties:

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                                                       Australia Asset Agreement

          (a) in respect of the compulsory acquisition or resumption of any part of any of the Properties; or

          (b) asserting that the current use of any of the Properties breaches the requirements of any relevant planning scheme; or

          (c) which would be likely to have a materially adverse effect on the use of the Properties in the Business as currently used.

    9.5   PROPERTY DETAILS

          The particulars of the Properties set out in schedules 7 and 10 are true and correct in all material respects.

    9.6   PROPERTY DISCLOSURE

          Details of all material documentation pursuant to which the Properties are used or occupied by the Seller are contained in the Data Room and there are no other documents, correspondence or other material which has not been provided to the Buyer which would have a material adverse affect on the interests of the Seller in the Properties.

    9.7   DISPUTES

          There are no material disputes claims or actions relating to any of the Properties or their use including, but not limited to, disputes with any adjoining or neighbouring owner with respect to boundary walls or fences or with respect to any easement, right or means of access to the relevant Property.

    9.8   FREEHOLD PROPERTY - SPECIFIC WARRANTIES

          (a) So far as the Seller is aware, it is not in breach of or in default under any covenant, easement or right affecting the Freehold Properties which breach or default would have a materially adverse effect on the use of the Freehold Properties in the Business as currently used.

          (b) Except for any matters indicated in documents of title provided to the Buyer, the Freehold Properties are not, so far as the Seller is aware:

               (1) affected by any rights of adverse possession, easements, rights vested in any Governmental Agency, restrictive covenants, rights of way, proposed roads or resumptions or proposed drains, sewers or stormwater channels;

               (2)  affected by any leases, licences or Encumbrances; or

               (3) the subject of any claim notified to the Seller that any third party asserts an ownership interest in any of the Freehold Properties,

               which, in any of the above cases, would be likely to have a material and adverse effect on the current use of the Freehold Properties in the Business.

    9.9   PROPERTY LEASE DISCLOSURE

          The Property Leases, particulars of which are set out in schedule 7:

                                                                         page 51

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                                                       Australia Asset Agreement

          (a) so far as the Seller is aware, are, in all material respects, a complete recording of their terms and there are no other agreements, documents or understandings in relation to the Property Leases; and

          (b)  so far as the Seller is aware, are current and enforceable.

    9.10  TERMINATION NOTICE

          The lessor under the Property Leases has not served any notice to terminate the relevant Property Lease.

    9.11  ASSIGNMENT

          The Seller:

          (a) has not agreed to any assignment, subletting, parting with possession or surrender of any of the Property Leases or any part of them; and

          (b) has not given any materially false or misleading information to any authority having jurisdiction over the property the subject of the Property Leases.

10  OFFERS OUTSTANDING

          Any offer, tender or quotation made by the Seller in respect of the Business which is outstanding and capable of acceptance by a third party, was made in the ordinary course of the Business.

11  MEMBERSHIPS

          The Seller is not a member of any joint venture, partnership or unincorporated association (other than a recognised trade association) in respect of the Business.

12  EMPLOYEES

    12.1  LIST OF EMPLOYEES COMPLETE

          Schedule 3 contains a complete list of the Employees as at the date indicated in the schedule and the Buyer has been given all material details of their Employment Benefits.

    12.2  INCENTIVE SCHEMES

          The Seller has not agreed to any share incentive scheme, share option scheme, bonus scheme, profit-sharing scheme or other employee incentive scheme in respect of the Business or with any Employee which has not been fairly disclosed to the Buyer.

    12.3  SERVICE AGREEMENTS

          The Seller is not a party to any written employment or service agreement with any Employee requiring the giving of more than three months notice to the employee which has not been fairly disclosed to the Buyer.

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                                                       Australia Asset Agreement

    12.4  MANAGEMENT AGREEMENTS

          The Seller is not a party to any material agreement with any person for the provision of consulting or management services in respect of the Business which has not been fairly disclosed to the Buyer.

    12.5  DISPUTES

          The Seller is not involved in any material dispute with any of the Employees as at the date of this agreement and is not aware of any circumstances likely to give rise to any dispute.

    12.6  COMPLIANCE

          The Seller is not in breach in any material respect of any employment contract with any Employee as at the date of this agreement.

    12.7  DISCLOSURE

          The Seller is not a party to any agreement, arrangements or understanding with a union or industrial organisation in respect of the Employees which is not set out in the Data Room.

13  SUPERANNUATION

    13.1  LIST OF SUPERANNUATION SCHEMES COMPLETE

          The Seller's Fund and the External Funds are the only superannuation schemes or pension arrangements to which the Seller pays contributions in respect of the Employees.

    13.2  GOVERNING RULES OF SELLER'S FUND

          The copy of the governing rules of the Seller's Fund supplied to the Buyer on or before the date of this agreement is a true and complete copy.

    13.3  FUNDING

          The Seller has paid all contributions due by the Seller to the Seller's Fund and the External Funds in respect of the Employees.

    13.4  ACCRUED BENEFIT VALUES

          There are sufficient assets in the Seller's Fund to support the payment of:

          (a) each Existing Member's Termination Benefit or Accrued Benefit Value (as applicable); and

          (b) the amount specified in clause 10.6(b) in respect of the Transferring Ex-Clarks Members.

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                                                       Australia Asset Agreement

    13.5  POWER TO PAY AMOUNT IN RESPECT OF TRANSFERRING EX-CLARKS MEMBERS

          The Trustee of the Seller's Fund has power and may properly pay the amount specified in clause 10.6(b) to the Buyer's Fund under the Successor Fund Agreement.

14  LITIGATION

    14.1  NOT A PARTY TO ANY LITIGATION

          The Seller is not:

          (a) a party to any material prosecution, litigation or arbitration proceedings affecting all or part of the Business or any of the Business Assets; or

          (b) so far as the Seller is aware, subject to any material administrative or governmental investigation in respect of all or part of the Business or any of the Business Assets,

          and the Seller is not aware that any such proceeding or investigation is threatened or pending.

    14.2  NO CIRCUMSTANCES

          There are no circumstances of which the Seller is aware which may give rise to any proceeding or investigation referred to in warranty 14.1.

15  [NOT USED]

16  SOLVENCY

    16.1  NO LIQUIDATION OR WINDING-UP

          The Seller has not gone into liquidation nor passed a winding-up resolution nor received a notice under sections 601AA or 601AB of the Corporations Act.

    16.2  NO PETITION

          No petition or other process for winding-up has been presented or threatened against the Seller and there are no circumstances justifying such a petition or other process.

    16.3  NO WRIT OF EXECUTION

          No writ of execution has issued against the Seller or any of the Business Assets.

    16.4  NO RECEIVER OR ADMINISTRATOR

          No receiver, receiver and manager, liquidator, provisional liquidator or administrator of any part of the undertaking or assets of the Seller has been appointed.

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                                                       Australia Asset Agreement

    16.5  PAYMENT OF DEBTS

          The Seller:

          (a)  has not stopped paying its debts as and when they fall due;

          (b) is not insolvent within the meaning of section 95A of the Corporations Act; and

          (c) is not subject to voluntary administration under Part 5.3A of the Corporations Act.

17  INSURANCE

    17.1  POLICIES

          Those Business Assets which are of an insurable nature are insured against fire and other usual risks on a basis which the Seller considers commercially prudent.

    17.2  NOTICE

          The Seller has not received any notice from an insurer adversely affecting its insurances for the Business or the Business Assets.

18  INFORMATION

    18.1  WRITTEN INFORMATION

          In relation to written information provided by the Seller to the Buyer in relation to the sale of the Business:

          (a) if that information comprised copies of documents, correspondence or other materials the copies provided were, so far as the Seller is aware, true and complete;

          (b) if that information comprised historical data about the Business prepared by the Seller that data was, so far as the Seller is aware and for the purpose for which it was prepared, true and correct in all material respects.

    18.2  ACCURACY

          Each of the statements and all information set out, or referred to, in the Disclosure Schedule, the schedules numbered 3 to 13 to this agreement is complete and accurate in all material respects and not misleading.

19  BUSINESS RECORDS

          The Business Records are in the Seller's possession or control and will be maintained by the Seller in accordance with its usual practice pending Completion.

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                                                       Australia Asset Agreement

20  SELLER'S KNOWLEDGE

          The Seller is not aware of any matter or thing that is or may be inconsistent with the Buyer's Warranties.

21  DUTIES

          All Duties or Taxes or documents which are necessary to establish the title of the Seller to the Business Assets have been duly assessed and paid.

22  TRADE PRACTICES

          So far as the Seller is aware, the Seller has not in the two years before Completion, committed or omitted to do any act or thing the commission or omission of which is a material contravention of the Trade Practices Act 1979 (Cth), the Fair Trading Act (NSW) or like legislation in any other state or territory of Australia.

23  LIABILITY UNDER ASSET AND OTHER SALE AGREEMENTS

          Neither the Seller nor any Related Corporation is a party to any agreement entered into prior to Completion for the sale or purchase of any business interest, shares or partnership interest which contain any obligations or liabilities (actual or contingent) which may affect the Business and/or any Buyer Group Company.

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                                                       Australia Asset Agreement

SCHEDULE 2 - DISCLOSURE SCHEDULE

          The matters set out in this disclosure schedule constitute formal disclosure to the Buyer of facts or circumstances which are, or may be, inconsistent with the Seller's Warranties. The Seller gives no representation as to the completeness or accuracy of the disclosures in this schedule. While some disclosures have, for convenience, been set against specific Seller Warranties, they constitute disclosure against any other Seller Warranty to which they may apply.

          Seller Warranty Number              Matter Disclosed

                                                                         page 57

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                                                       Australia Asset Agreement

SCHEDULE 3 - EMPLOYEES

    As annexed

                                                                         page 58

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                                                       Australia Asset Agreement

SCHEDULE 4 - INTELLECTUAL PROPERTY RIGHTS

    Part 1 - Owned by the Seller

    Part 2 - Licensed to the Seller

    Part 3 - Owned by the Seller and licensed to third parties page 59

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                                                       Australia Asset Agreement

    PART 1

    As annexed

                                                       Australia Asset Agreement

    PART 2

    As annexed

                                                       Australia Asset Agreement

    PART 3

    As annexed

                                                       Australia Asset Agreement

SCHEDULE 5 - CONTRACTS AND ASSETS LEASES

    PART 1   CONTRACTS

    As annexed

    PART 2   ASSETS LEASES

    As annexed
t
    PART 3   FOREIGN EXCHANGE CONTRACTS

    As annexed

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                                                       Australia Asset Agreement

    PART 1

    As annexed

                                                       Australia Asset Agreement

    PART 2

    As annexed

                                                       Australia Asset Agreement

    PART 3

    As annexed

                                                       Australia Asset Agreement

SCHEDULE 6 - STATUTORY LICENCES

                                                                         page 67

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                                                       Australia Asset Agreement

SCHEDULE 7 - LEASED PROPERTIES

    As annexed

                                                                         page 68

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                                                       Australia Asset Agreement

SCHEDULE 8 - PLANT AND EQUIPMENT

    PART 1   PLANT AND EQUIPMENT

    As annexed

    PART 2   NOVATED LEASES

    As annexed

                                                                         page 69

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                                                       Australia Asset Agreement

    PART 1

    As annexed

                                                       Australia Asset Agreement

    PART 2

    As annexed

                                                       Australia Asset Agreement

SCHEDULE 9 - LETTERS OF CREDIT

    As annexed

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                                                       Australia Asset Agreement

SCHEDULE 10 - FREEHOLD PROPERTIES

                                                       Australia Asset Agreement

SCHEDULE 11 - ACCEPTED LIABILITIES

                                                                         page 74

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                                                       Australia Asset Agreement

SCHEDULE 12 - GUARANTEES
u
                                                                         page 75

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                                                       Australia Asset Agreement

SCHEDULE 13 - EXTERNAL FUNDS

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                                                       Australia Asset Agreement

EXECUTED AS AN AGREEMENT:

Signed for and on behalf of
Pacific Dunlop Limited
by its duly authorised Attorney under Power in the presence of:

/s/ Paul Devereux                                      /s/ Carly Mansell
-------------------------                              -------------------------
Witness                                                Attorney

Paul Devereux                                          Carly Mansell
-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
Textile Industrial Design and Engineering Pty Ltd by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
Union Knitting Mills Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

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                                                       Australia Asset Agreement

Signed for and on behalf of
Boydex International Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
Foamlite (Australia) Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
Vita Pacific Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)


Signed for and on behalf of
PD Licensing Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

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                                                       Australia Asset Agreement

Signed for and on behalf of
Niblick Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
Cliburn Investments Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed sealed and delivered by
Pacific Brands Holdings Pty Ltd
in the presence of:

/s/ Andrew Cummins                                     /s/ Justin Ryan
-------------------------                              -------------------------
Director                                               Director

Andrew Cummins                                         Justin Ryan
-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed sealed and delivered by
Pacific Brands Footwear Pty Ltd
in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Director                                               Director


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

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                                                       Australia Asset Agreement

Signed sealed and delivered by
Pacific Brands Sport & Leisure Pty Ltd
in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Director                                               Director


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed sealed and delivered by
Pacific Brands Clothing Pty Ltd
in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Director                                               Director


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed sealed and delivered by
Pacific Brands Household Products Pty Ltd in the presence of:

                                                       /s/
-------------------------                              -------------------------
Director                                               Director

/s/
-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
PB Holdings NV
by its duly authorised Attorneys under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

                                                       /s/
                                                       -------------------------
                                                       Attorney

                                                       -------------------------
                                                       Name (please print)

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                                                       Australia Asset Agreement

                                                                         page 81

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                                                       Australia Asset Agreement

ANNEXURE A - ASSIGNMENT OF TRADEMARKS

    As annexed

                                                       Australia Asset Agreement

ANNEXURE B - ASSIGNMENT OF CONTRACTS AND ASSET LEASES

    As annexed

                                                       Australia Asset Agreement

ANNEXURE C - ASSIGNMENT OF PROPERTY LEASES

    As annexed

                                                       Australia Asset Agreement

ANNEXURE D - [NOT USED]

                                                       Australia Asset Agreement

ANNEXURE E - TRADE MARK RELATIONSHIP AGREEMENT

    As annexed

                                                       Australia Asset Agreement

ANNEXURE F - SUCCESSOR FUND AGREEMENT

    As annexed